                                                                    EXHIBIT 99.8





================================================================================


                                CREDIT AGREEMENT


                                    BETWEEN


                      AMERICAN INDUSTRIAL PROPERTIES REIT,
                      AIP-SWAG OPERATING PARTNERSHIP, L.P.


                                      AND


                    PRUDENTIAL SECURITIES CREDIT CORPORATION



                                  DATED AS OF
                                OCTOBER 3,  1997





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
                                CREDIT AGREEMENT

                               TABLE OF CONTENTS


PREAMBLE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1


ARTICLE 1.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
  Section 1.01.  Certain Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
  Section 1.02.  Accounting and Banking Terms   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
  Section 1.03.  Discretion   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
ARTICLE 2.  THE CREDIT FACILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
  Section 2.01.  The Credit Facilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
  Section 2.02.  The Loans; Procedure for Borrowing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
  Section 2.03.  Rate of Interest; Calculation of Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
  Section 2.04.  Indemnity and Funding Losses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
  Section 2.05.  Mandatory Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
  Section 2.06.  Optional Prepayments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
  Section 2.07.  Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
  Section 2.08.  Use of Loan Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
  Section 2.09.  Fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
  Section 2.10.  Increased Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
  Section 2.11.  LIBOR Alternate Rate   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
  Section 2.12.  Conversion   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
  Section 2.13.  AIP-SWAG Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
ARTICLE 3.  REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
  Section 3.01.  Organization and Powers; REIT Status   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
  Section 3.02.  Power and Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
  Section 3.03.  Permits; Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
  Section 3.04.  No Legal Bar   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
  Section 3.05.  Litigation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
  Section 3.06.  Solvency   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
  Section 3.07.  The Collateral   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
  Section 3.08.  Capitalization and Corporate Structure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
  Section 3.09.  No Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
  Section 3.10.  No Secondary Liabilities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
  Section 3.11.  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
  Section 3.12.  Financial Statements and Condition   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25
  Section 3.13.  ERISA; Labor Relations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25
  Section 3.14.  Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25
  Section 3.15.  Correct Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
  Section 3.16.  Investment Company Act   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
  Section 3.17.  Margin Regulations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
  Section 3.18.  Leases   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
  Section 3.19.  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
  Section 3.20.  Acquisition Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
  Section 3.21.  Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
ARTICLE 4.  CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
  Section 4.01.  Conditions Precedent to Initial Funding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
  Section 4.02.  Conditions Precedent to Initial and Subsequent Fundings  . . . . . . . . . . . . . . . . . . . . . . .30

ARTICLE 5.  AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .33
  Section 5.01.  Maintenance of Existence, Properties and REIT Status   . . . . . . . . . . . . . . . . . . . . . . . .34
  Section 5.02.  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .34
  Section 5.03.  Punctual Payment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .35
  Section 5.04.  Payment of Liabilities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .35
  Section 5.05.  Compliance with Laws   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .35
  Section 5.06.  Payment of Taxes, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .35
  Section 5.07.  Financial Statements and Other Information   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .35
  Section 5.08.  Accounts and Reports   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .37
  Section 5.09.  Inspection; Audit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .37
  Section 5.10.  UCC Filings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
  Section 5.11.  Additional Due Diligence Materials   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
  Section 5.12.  Reserves   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
  Section 5.13.  Operational Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
  Section 5.14.  Environmental Compliance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .39
  Section 5.15.  Disclosure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .39
  Section 5.16   Deferred Maintenance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
ARTICLE 6.  NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .40
  Section 6.01.  Indebtedness   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .40
  Section 6.02.  Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .40
  Section 6.03.  Contingent Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .41
  Section 6.04.  Fundamental Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .41
  Section 6.05.  Dispositions of Assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .41
  Section 6.06.  Sales and Leasebacks   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .41
  Section 6.07.  Dividends and Redemptions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .41
  Section 6.08.  Amendment of Certain Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .42
  Section 6.09.  Certain Other Transactions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .42
  Section 6.10.  Transactions with Affiliates and Certain Other Persons   . . . . . . . . . . . . . . . . . . . . . . .42
  Section 6.11.  Fiscal Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .42
  Section 6.12.  ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .42
  Section 6.13.  Regulations G, T, U and X  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .43
  Section 6.14.  Environmental Compliance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .43
ARTICLE 7.  FINANCIAL COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .43
  Section 7.01.  Interest Coverage Ratios   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .43
  Section 7.02.  Total Liabilities to Net Worth Ratio   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .43
  Section 7.04.  Minimum Net Worth  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .44
ARTICLE 8.  EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .44
  Section 8.01.  Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .44
  Section 8.02.  Remedies Upon an Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .46
ARTICLE 9.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .47
  Section 9.01.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .47
  Section 9.02.  Survival of this Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .48
  Section 9.03.  Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .48
  Section 9.04.  Costs, Expenses and Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .49
  Section 9.05.  Further Assurances   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .50
  Section 9.06.  Amendment and Waiver   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .50
  Section 9.07.  Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .51
  Section 9.08.  Marshaling, Recourse to Security: Payments Set Aside   . . . . . . . . . . . . . . . . . . . . . . . .51
  Section 9.09.  Setoff   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .51
  Section 9.10.  Binding Effect   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .52
  Section 9.11.  Applicable Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .52
  Section 9.12.  Consent to Jurisdiction and Service of Process; Waiver of Jury Trial   . . . . . . . . . . . . . . . .52
  Section 9.13.  Inconsistencies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .52
  Section 9.14.  Performance of Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .53

  Section 9.15.  Assignment; Participation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .53
  Section 9.16.  Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .53
  Section 9.17.  Construction   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .53
  Section 9.18.  Entire Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .54
  Section 9.19.  Severability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .54
  Section 9.20.  Headings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .54
  Section 9.21.  Execution of Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .54
  Section 9.22.  Limitation of Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .54

EXHIBITS:
---------

Exhibit A          Form of Approved Lease
Exhibit B          Form of Assignment of Leases and Rents
Exhibit C          Form of Assignment of Management Agreements
Exhibit D          Form of Collateral Assignment
Exhibit E          Form of Deed of Trust
Exhibit F          Form of Environmental Indemnity
Exhibit G          Form of Estoppel Certificate
Exhibit H          Form of Mortgage
Exhibit I          Form of Subordination Agreement
Exhibit J          Form of Notice of Borrowing
Exhibit K          Form of Note
Exhibit L          Form of Notice of Optional Prepayment
Exhibit M          Form of Opinion of Counsel


SCHEDULES:
----------

Schedule 3.05      Litigation
Schedule 3.07      Existing Liens
Schedule 3.08      Capitalization and Corporate Structure
Schedule 3.14      Environmental Matters
Schedule 3.19      Insurance Policies
Schedule 3.20      Acquisition Documents
Schedule 4.02(k)   Title Insurance Requirements
Schedule 4.02(l)   Survey Requirements
Schedule 5.16      Deferred Maintenance
Schedule 6.01      Existing Indebtedness

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT dated as of October 3, 1997 (this "Agreement") between American Industrial Properties REIT, a Texas real estate investment trust (the "REIT Borrower"), and AIP-SWAG Operating Partnership, L.P., a Delaware limited partnership ("AIP-SWAG"); and AIP-SWAG together with the REIT Borrower collectively, the Borrower hereunder "Borrower", and Prudential Securities Credit Corporation, a Delaware corporation (the "Lender"),

                              W I T N E S S E T H:

         WHEREAS, the Borrower has requested that the Lender extend certain financial accommodations of up to $35,000,000 to the Borrower in connection with (i) the financing of the acquisition (the "Acquisition") by the Borrower of the Acquisition Properties (as hereinafter defined) and the related costs, and (ii) the financing of the Transaction Costs (as hereinafter defined); and

         WHEREAS, the Lender is willing to extend the financial accommodations contemplated hereby to the Borrower on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE 1.  DEFINITIONS

         Section 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

         "Acquisition" has the meaning set forth in the recitals hereto.

         "Acquisition Documents" means each purchase agreement to be entered into between and among the Borrower and the seller or sellers of each Acquisition Property in connection with the purchase of such Acquisition Property and all of the other agreements, documents and instruments entered into in connection therewith.

         "Acquisition Properties" means 100% fee simple ownership interests in industrial and/or office properties that (i) are acquired by the Borrower with the proceeds of the Loans, (ii) satisfy the applicable conditions precedent and covenants set forth in this Agreement, and (iii) are generally consistent with the Borrower's existing properties.

         "Additional Disbursements" has the meaning set forth in Section 2.13 hereof.

         "Affiliate" means any (i) officer, director, shareholder, member or partner of the Borrower, (ii) Person that directly or indirectly controls, is controlled by, or is under common control with the Borrower, and (iii) Person in which 10% or more of the ownership interest of such Person is owned by a shareholder, member or partner of the Borrower. For purposes of this definition, "control" of a person means the possession, directly or indirectly, of the power to direct or cause the direction of its management and policies, whether through the ownership of voting capital stock, by contract or otherwise, and the terms "controlled" and "common control" shall have correlative meanings. In no event shall the Lender be deemed to be an Affiliate of the Borrower.

         "Agreement" and "Credit Agreement" means this Credit Agreement, as the same from time to time may be amended, modified, supplemented, extended or restated.

         "AIP-SWAG" has the meaning set forth in the recitals hereto, and includes each successor and assign.

         "Applicable Margin" means, two hundred (200) basis points.

         "Appraisals" has the meaning set forth in Section 4.02(c) hereof.

         "Approved Lease" means a Lease in the form of Exhibit A hereto.

         "Assignments of Leases" mean, collectively, (i) the Assignment of Leases and Rents dated as of the Closing Date between the Borrower and the Lender, and (ii) the Assignment of Leases and Rents to be entered into between the Borrower and the Lender, in each case, in the form of Exhibit B hereto, as the same may from time to time be amended, modified, supplemented or extended.

         "Assignments of Management Agreements" mean, collectively, (i) the Assignment of Property Management Agreements dated as of the Closing Date between the Borrower and the Lender, and (ii) the Assignment of Property Management Agreements to be entered into between the Borrower and the Lender, in each case, in the form of Exhibit C hereto, as the same may from time to time be amended, modified, supplemented or extended.

         "Assignments" mean, collectively, the Assignments of Leases, the Assignments of Management Agreements and the Collateral Assignments.

         "Authorized Person" means Charles W. Wolcott or Marc A. Simpson or such other individual designated in writing by the Borrower as being authorized by the Borrower to provide the Lender with any and all notices required to be made hereunder by the Borrower; which authorizations shall remain in full force and effect, and may be conclusively relied on by the Lender in all circumstances, until the Lender actually receives a written notice from the Borrower stating otherwise.

         "Available Commitment" means, as at any date at which the same is to be determined, the amount equal to (i) the Commitment, minus (ii) the aggregate amount of all Loans then outstanding, minus (iii) the aggregate amount of all outstanding Reserves.

         "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C. 101 et seq.), as amended from time to time, and any successor statute.

         "Base LIBOR" in respect of each Interest Period means a rate per annum equal to the rate at which U.S. dollar deposits, in an amount equal to the aggregate principal amount of the relative Loan or Loans which is to be outstanding during such Interest Period, for delivery on the first day of such Interest Period with 30-day maturities, (i) are offered in immediately available funds in the London Interbank Market to the appropriate office of the Lender by leading banks in the Eurodollar market, (ii) are quoted on the Dow Jones Telerate, a division of Dow Jones & Company, Inc., or (iii) are quoted on any comparable alternative source selected by the Lender, in the case of the first Interest Period for each Loan, at such time as the Lender elects on the first Business Day of such Interest Period and, in the case of all other Interest Periods, at 11:00 a.m., London time, on the first Business Day of such Interest Period.

         "Base Rate" means, for any day, the per annum fluctuating rate of interest equal to the higher of (i) the interest rate announced by the Lender as its Dollar base rate from time to time in New York, New York, and (ii) the Federal Funds Rate plus one-half of one percent (1/2%).

         "Borrower" has the meaning set forth in the recitals hereto, and includes jointly and severally the REIT Borrower, AIP-SWAG and each successor and assign.

         "Borrowing Date" means, with respect to any Loan, the Business Day on which the Lender makes such Loan pursuant to a Notice of Borrowing given pursuant to Section 2.02(b)(i) hereof.

         "Breakage Fee" means the cost (including any hedging loss), if any, to the Lender associated with breaking any hedging arrangement entered into by the Lender to reduce its interest rate risk due to changes in LIBOR in connection with any prepayment on the Loans or the Borrower failure to borrow.

         "Building Condition Report" has the meaning set forth in Section 4.02(e) hereof.

         "Business Day" means any day on which dealings in currencies and exchange (including, without limitation, U.S. dollar deposits in the London Interbank Market) between banks may be carried on in New York, New York or the City of London, England, other than a Saturday or Sunday or any other day on which banks in New York, New York or the City of London, England are authorized or required by law to close.

         "Closing Date" means October ___, 1997, the date on which this Agreement is signed by the parties hereto at the offices of Pryor, Cashman, Sherman & Flynn, at 410 Park Avenue, New York, New York 10022 or at such other place as the Lender may determine.

         "Collateral" means all property and interest in property in or against which the owner thereof shall have granted, or purported to have granted, a security interest or Lien in favor of the Lender under the Loan Documents as security for the Obligations of the Borrower to the Lender and, if such owner is a Person other than the Borrower, for such owner's obligations to the Lender, and shall include, without limitation the Collateral Properties.

         "Collateral Assignments" mean, collectively, (i) the Collateral Assignment Agreement dated as of the Closing Date between the Borrower and the Lender, and (ii) the Collateral Assignment Agreement to be entered into between the Borrower and the Lender, in each case, in the form of Exhibit D hereto, as the same may from time to time be amended, modified, supplemented or extended.

         "Collateral Documents" mean, collectively, the Mortgages, the Deeds of Trust, the Assignments and the insurance policies endorsed to name the Lender as a first mortgagee and/or additional insured required under Section 5.02 hereof and under the Mortgages, and the Deeds of Trust.

     "Collateral Properties" mean, collectively, (a) the Acquisition Properties, and (b) the existing properties of a Borrower that (i) such Borrower owns a 100% fee simple interest in, (ii) are industrial and/or office properties that are generally consistent with the Borrower's existing properties and each other Borrower's then existing properties, (iii) are pledged to, and encumbered in favor of, the Lender by such Borrower, and (iv) satisfy the applicable conditions precedent and covenants set forth in this Agreement and the Collateral Documents.

         "Commitment" means $35,000,000.

         "Commitment Period" means the period from and including the Closing Date to but not including the Expiration Date.

         "Conversion", "Convert" and "Converted" means the conversion (at the Lender's sole election as provided herein) of the Loans from variable rate interest only payment loans maturing on the Expiration Date to fixed rate conduit loans containing market terms to be determined by the Lender and requiring monthly principal and interest payments based on a twenty-five (25) year amortization period maturing on the Conversion Maturity Date.

         "Conversion Date" means the date on which the Conversion becomes effective.

         "Conversion Loans" means the Loans that have been Converted on the Conversion Date.

         "Conversion Maturity Date" means the date which is seven (7) years from the Conversion Date.

         "Customary Permitted Liens" means: (a) Liens (other than any Lien imposed under Environmental Laws or ERISA) arising as a matter of law to secure payment of taxes, assessments or charges owing to any Governmental Authority but which are not yet due or which are being contested in good faith by appropriate proceedings or other appropriate actions and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (b) statutory Liens of landlords and Liens of carriers, warehousemen and other Liens (other than any Lien imposed under Environmental Laws or ERISA) imposed by law, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such Liens, are promptly instituted and diligently conducted) and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (c) Liens (other than any Lien imposed under Environmental Laws or ERISA) incurred or deposits made in the ordinary course of business (including, without limitation, security deposits for leases, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts; (d) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, minor defects or irregularities in title, variations and other restrictions, charges or encumbrances (whether or not recorded) affecting the use of real property, which individually or in the aggregate do not or are not reasonably likely to have a Material Adverse Effect on the conduct of a Borrower and/or any of its Subsidiaries, its business or on the use of such real property or on the value to or marketability by such Borrower or such Subsidiary of its interests in such real property; and (e) extensions, renewals or replacements of any Lien referred to in clauses (a) through (d) above; provided, however, that (i) the principal amount of the obligation secured thereby is not increased, except as otherwise permitted by such clauses in the first instance, and (ii) any such extension, renewal or replacement is limited to the property originally encumbered thereby.

         "Deeds of Trust" mean, collectively, (i) the Deeds of Trust, Security Agreements and Assignments of Leases and Rents dated as of the Closing Date between the Borrower and the Lender, and (ii) the Deeds of Trust, Security Agreements and Assignments of Leases and Rents to be entered into between the Borrower and the Lender, in each case, in the form of Exhibit E hereto, as the same may from time to time be amended, modified, supplemented or extended.

         "Default" means any event which is, or with the lapse of time or giving of notice, or both, would be, an Event of Default.

         "Dollars" and "$" means lawful money of the United States of America. Any reference in this Agreement to payment in "Dollars" or "$" means payment in Dollar funds immediately available for use by the Lender in New York, New York.

         "EBITDA" of any Person means for any period, the sum of the following
(i) Net Income, plus (ii) Interest Expenses and the interest expenses accrued or paid with respect to the USAA Debt, determined in accordance with GAAP, plus
(iii) income tax expenses, plus (iv) amortization expenses, which were deducted in determining Net Income, plus (v) depreciation expenses, which were deducted in determining Net Income, plus (vi) all minority interest expense to the extent required by GAAP to be deducted in determining Net Income.

         "Engagement Letter" means the Engagement Letter dated as of January 24, 1997 between the REIT Borrower and Prudential Securities Incorporated, pursuant to which (i) the REIT Borrower engaged Prudential Securities Incorporated to act as the Borrower's exclusive financial advisor.

         "Environmental Claim" means any third party (including, without limitation, governmental authorities and employees) action, lawsuit, investigation, claim, proceeding, order, decree, consent agreement, notice of violation or other legal proceeding (collectively an "Action") (including, without limitation, any Action under OSHA or any similar law relating to the safety or health of employees) which seeks to impose liability for (i) pollution, contamination, protection, clean-up, restoration, destruction, loss or injury to or of the air, surface water, groundwater, land (including, without limitation, surface and subsurface strata) or other natural resources;
(ii) solid, gaseous or liquid Waste generation, handling, transportation, treatment, processing, clean-up, storage, disposal, recycling or reclamation;
(iii) exposure to pollutants, contaminants, hazardous materials, hazardous substances, toxic materials or substances, or Wastes; (iv) the safety or health of employees; (v) the manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport, recycling, reclamation or handling of chemical substances, pollutants, contaminants, hazardous materials, hazardous substances, toxic materials or substances, (vi) Wastes or (vii) noise. An "Environmental Claim" includes, but is not limited to, a common law action, as well as a legal proceeding initiated or brought by any federal, state or local executive, legislative, judicial, regulatory or administrative agency, board or authority or any third party to issue, modify, adopt, terminate or enforce the provisions of an Environmental Permit or to modify, adopt, terminate or enforce a Requirement of Environmental Law, to the extent that such a proceeding attempts to redress violations or alleged violations of the applicable Environmental Permit or Requirement of Environmental Law.

         "Environmental Indemnities" mean, collectively, (i) the Environmental Indemnity dated as of the Closing Date between the Borrower and the Lender, and
(ii) the Environmental Indemnity to be entered into between the Borrower and the Lender, in each case, in the form of Exhibit F hereto, as the same may from time to time be amended, modified, supplemented or extended.

         "Environmental Laws" shall mean any federal, state, local and foreign laws, regulations, codes, ordinances, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, promulgated or entered thereunder by any Governmental Authority relating to pollution or protection of the environment, including, without limitation, laws relating to reclamation of land or waterways and laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, hazardous materials, hazardous substances, toxic materials or substances, or Wastes into the environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous materials, hazardous substances, toxic materials or substances, or Wastes, or otherwise relating to worker health and safety or public health and safety to which the Borrower and its Subsidiaries are subject, including, without limitation, the Clean Air Act, as amended, the

Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970 ("OSHA"), as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, and any other environmental conservation or protection laws.

         "Environmental Liabilities" means all costs arising from or related to any Environmental Claim, Environmental Permit or Requirement of Environmental Law (including, without limitation, all costs arising under any theory or process of recovery or relief, at law or in equity), whether based on negligence, strict liability, RCRA, CERCLA or otherwise, including, but not limited to, remedial, removal, response, restoration, abatement, investigative, monitoring, personal injury, death and property damage costs, and any other related costs, expenses, losses, damages, penalties, fines, liabilities and obligations, including, without limitation, attorneys' fees, court costs and interest paid or accrued.

         "Environmental Matters" means any and all matters relating to any Requirement of Environmental Law, Environmental Claim or Environmental Permit.

         "Environmental Permit" means any permit, license, notice, order, approval or other authorization under any applicable law, rule, regulation or other requirement of the United States or of any state, municipality or other subdivision thereof relating to (i) pollution or protection of the environment or safety and health, including, without limitation, all laws, rules, regulations or other requirements relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, hazardous materials, hazardous substances, toxic materials or substances, or Wastes into or on the air, surface water, groundwater or land (including, without limitation, surface and subsurface strata), or (ii) the manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport, recycling, reclamation or handling of chemical substances, pollutants, contaminants, hazardous materials, hazardous substances, toxic materials or substances, or Wastes.

         "Environmental Reports" means the Environmental Reports delivered to the Lender pursuant to Section 4.02(d) hereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

         "ERISA Affiliate" means each Person (as defined in Section 3(9) of ERISA) that is a member of any "controlled group" (as defined in Section 4001(14) of ERISA) that includes the Borrower.

         "ERISA Termination Event" means (i) any Reportable Event, (ii) the withdrawal of the Borrower or any of its ERISA Affiliates from a Plan during a Plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (iii) the filing of a notice of intent to terminate a Plan or to treat any Plan amendment as a termination under Section 4041 of

ERISA, (iv) any Plan amendment or the occurrence of any event that constitutes a "partial termination" (within the meaning of Section 411(d)(3) of the IRC) with respect to any Plan, (v) the institution of proceedings to terminate a Plan or the appointment of a trustee by the PBGC pursuant to Section 4044 of ERISA or (vi) any event or condition that might constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

         "Estoppel Certificates" mean, collectively, (i) the Estoppel Certificates dated as of the Closing Date by the tenants of the Collateral Properties in favor of the Lender, and (ii) the Estoppel Certificates to be entered into by the tenants of the Collateral Properties in favor of the Lender, in each case, in the form of Exhibit G hereto, as the same may from time to time be amended, modified, supplemented or extended.

         "Event of Default" means any event specified as such in Section 8.01 hereof.

         "Expiration Date" means the earlier of the first anniversary of the first Loan under this Agreement or 365 days from the Closing Date.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided, that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to the Lender, directly or indirectly, on such Business Day on such transactions as determined by the Lender.

         "Fiscal Quarter" means each of the four periods of three months of each year, ending on the last day of each March, June, September and December, which in the aggregate constitute a Fiscal Year.

         "Fiscal Year" means the fiscal year ending on December 31.

         "GAAP" means generally accepted accounting principles (i) in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of the Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination, and (ii) which are consistently applied in form and substance.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Indebtedness" means (without duplication), with respect to any Person, all obligations, contingent and otherwise, which, in accordance with GAAP, would be included in determining total liabilities as shown on the liabilities side of a balance sheet of such Person as at any date at which the amount thereof is to be determined, but in any event and as well including, the Note, all other amounts due under the Loan Documents, any contingent obligations arising due to all guarantees, endorsements (other than endorsements for collection or deposits in the ordinary course of business) and all other contingent obligations whether or not in respect of any Indebtedness of others, deferred taxes and accrued obligations, all liabilities secured by any mortgage, pledge or lien existing on property owned or acquired subject to such mortgage, pledge or lien, whether or not the liability secured thereby shall have been assumed, and all lease obligations.

         "Individual Loan-To-Value Ratio" means, as of the date of determination, for each Collateral Property the ratio of (i) the sum of the outstanding Loan, the proceeds of which were used to acquire such Collateral Property, plus the outstanding Reserve, if any, applicable to such Collateral Property, to (ii) the market value of such Collateral Properties, as determined by the Lender.

         "Initial Borrowing Date" means the first Borrowing Date on which the first Loan is made hereunder.

         "Interest Expenses" of any Person shall mean, for any period, the interest expenses incurred, accrued or paid of such Person for such period on the aggregate principal amount of their Indebtedness, determined in accordance with GAAP; provided, however, that Interest Expenses shall exclude the interest expenses accrued or paid with respect to the USAA Debt, determined in accordance with GAAP.

         "Interest Payment Date" means the day in the calendar month following the Initial Borrowing Date corresponding to such Initial Borrowing Date, and each corresponding day in each calendar month thereafter (unless such date falls on a non-Business Day, then the next Business Day, but in no event later than the Expiration Date).

         "Interest Period" means for each Loan, (i) in the case of the first Interest Period for each Loan, the period beginning on the date thereof and ending on the first Interest Payment Date occurring thereafter (regardless of the number of days in such period), and (ii) in the case of all other Interest Periods for such Loan, the period beginning on the last day of the immediately preceding Interest Period and ending on the next succeeding Interest Payment Date; provided, however, that no Interest Period for each Loan shall extend beyond the Expiration Date.

         "IRC" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

         "knowledge" means, with respect to any Person, what such Person knows or should have known, in each case, after due inquiry.

         "Leases" mean, collectively, all of the leases now existing or hereafter entered into in connection with the Collateral Properties.

         "Lender" has the meaning given to it in the preamble of this Agreement, and its successors, participants and assigns (including any Person who becomes a holder of the Note).

         "Lender's Office" means the Lender's principal office at One New York Plaza, New York, New York 10292.

         "LIBOR" in respect of each Interest Period shall be the rate per annum equal to the product arrived at by multiplying the Base LIBOR applicable to such Interest Period by a fraction (expressed as a decimal), the numerator of which shall be the number one and the denominator of which shall be the number one minus the aggregate reserve percentages (expressed as a decimal) from time to time established by the Board of Governors of the United States Federal Reserve System and any other Governmental Authority to which the Lender is now or hereafter subject, including, without limitation, any reserve on "Eurocurrency Liabilities" (as defined in Regulation D of the Board of Governors of the United States Federal Reserve System) at the ratios provided in such Regulation from time to time, it being agreed that the Loans shall be deemed to constitute Eurocurrency Liabilities and it being further agreed that such Eurocurrency Liabilities shall be deemed to be subject to such reserve requirements without the benefit of or credit for prorations, exceptions or offsets that may be available to the Lender from time to time under such Regulation and irrespective of whether the Lender actually maintain all or any portion of such reserve.

         "Lien" means, with respect to any Person, (i) any lien (including, without limitation, any statutory lien), mortgage, hypothecation, privilege, security interest, pledge, encumbrance, charge (general or special, floating or fixed) or conditional sale or other title retention arrangement (including, without limitation, the rights of a lessor under a capital lease to the property leased thereunder) or other security interest of any kind upon any property or assets of any character of such Person, whether now owned or hereafter acquired by such Person, or upon the income or profits therefrom,
(ii) the transfer, pledge or assignment by such Person of any of its property or assets for the purpose of subjecting the same to the payment of any indebtedness of such Person or others in priority to the payment by such Person of its general creditors, (iii) any sale, assignment, pledge or other transfer by such Person of its accounts receivable, contract rights, general intangibles or chattel paper with recourse, and (iv) any agreement to give or do any of the foregoing.

         "Loan" or "Loans" means the loans made on a joint and several basis pursuant to Section 2.02(a) hereof.

         "Loan Documents" mean, collectively, this Agreement, the Note, the Collateral Documents, the Estoppel Certificates, the Subordination Agreements, the Environmental Indemnities, the Engagement Letter and all other documents, agreements, instruments and certificates executed and delivered by, or on behalf of, the Borrower in connection with the transactions contemplated by this Agreement.

         "Material Adverse Change" of the Borrower or its Subsidiaries means a material adverse change in the business, condition (financial or otherwise), assets, properties or operations of the Borrower or Subsidiary.

         "Material Adverse Effect" means any set of circumstances or events which (i) would have any material adverse effect whatsoever upon the validity or enforceability of this Agreement, the Note or any other Related Document,
(ii) is or would reasonably be expected to have a material adverse effect on the business, condition (financial or other), assets, properties or operations of the Borrower or its Subsidiaries, as the case may be and as applicable,
(iii) would materially impair the Borrower's or its Subsidiaries' ability to fulfill their respective obligations under the terms and conditions of this Agreement or the other Related Documents to which they are a party thereto, or
(iv) would materially impair the Lender's rights in or to, or have a material adverse effect on, the Collateral.

         "Memoranda of Lease" mean, collectively, each memorandum of lease describing a Lease and recorded in the appropriate filing offices.

         "Modifications" has the meaning set forth in Section 4.02(e) hereof.

         "Mortgages" mean, collectively, (i) the Mortgages, Security Agreements and Assignments of Leases and Rents dated as of the Closing Date between the Borrower and the Lender, and (ii) the Mortgages, Security Agreements and Assignments of Leases and Rents to be entered into between the Borrower and the Lender, in each case, in the form of Exhibit I hereto, as the same may from time to time be amended, modified, supplemented or extended.

         "Net Income" of any Person means, for any period taken as one accounting period, the net income (or loss) of such Person for such period after eliminating all intercompany items, determined in accordance with GAAP; provided, however, that there shall be excluded (i) the income (or loss) of such Person in which any other Person has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to such Person by such other Person during such period, (ii) except to the extent includable pursuant to the foregoing clause (i), the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with such Person or that Person's assets are acquired by such Person, and (iii) any extraordinary gains or losses and gains or losses from sales of assets (other than sales of inventory in the ordinary course of business), determined in accordance with GAAP.

         "Net Worth" of any Person shall mean, for any period, the excess of
(i) Total Assets, over (ii) Total Liabilities.

         "Note" means the promissory note issued by the Borrower, on a joint and several basis, evidencing the Loans delivered pursuant to Section 2.02(b)(ii) hereof, as the same may be from time to time amended, modified, supplemented or extended.

         "Notice of Borrowing" has the meaning given to it in Section 2.02(b)(i) hereof.

         "Notice of Optional Prepayment" has the meaning given to it in Section
2.06 hereof.

         "Obligations" means, as to the Borrower, all liabilities, obligations and indebtedness of the Borrower to the Lender of any and every kind and nature (including, without limitation, principal payments, interest, charges, expenses, attorneys' fees, maintenance, commitment and other fees chargeable to the Borrower by the Lender and future advances made to or for the benefit of such Person), whether arising under this Agreement, under any of the Related Documents, under any refinancing or modification of the credit facilities provided under this Agreement or any of the Related Documents, pursuant to any arrangement, agreement or understanding hereafter among the Borrower and the Lender or otherwise, or acquired by the Lender from any other source, whether now or hereafter owing, arising, due or payable from the Borrower to the Lender, whether before or after the filing of a proceeding under the Bankruptcy Code by or against the Borrower, regardless of how evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, including, without limitation, obligations or guarantees of performance or payment. Each of the REIT Borrower and AIP-SWAG shall be jointly and severally liable for all such Obligations on a full-recourse basis.

         "Operational Documents" mean, collectively, the Acquisition Documents, the Leases, the Memoranda of Lease, the Building Condition Reports, the Environmental Reports and the Service Agreements.

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

         "Permits" shall have the meaning set forth in Section 3.03 hereof.

         "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

         "Plan" means any "Employee Benefit Plan" (as defined in Section 3(3) of ERISA) as covered by any provision of ERISA and as maintained, or otherwise contributed to, or at any time during the five calendar year period immediately preceding the date of this Agreement was maintained or otherwise contributed to, by the Borrower, or any ERISA Affiliate of the Borrower for the benefit of the respective employees of the Borrower or an ERISA Affiliate of the Borrower.

         "PML" has the meaning set forth in Section 4.02(e) hereof.

         "Prohibited Transaction" means any "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975 of the IRC) with respect to any Plan for which transaction no statutory exemption is not available.

         "Regulations D, G, T, U and/or X" means Regulations D, G, T, U and/or X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "REIT" means a "real estate investment trust" as defined in Sections 856-860 of the IRC.

         "REIT Borrower" has the meaning set forth in the recitals hereto, and includes each successor and assign.

         "Regulatory Change" means the introduction of, or any change in, United States federal, state or local laws or regulations (including Regulation
D) or treaties or foreign laws or regulations after the Closing Date or the adoption or making after such date of any interpretations, directives, guidelines or requests applying generally to a class of banks and/or financial institutions, including the Lender, of or under any United States federal, state, or local rules or regulations or any treaties or foreign laws or regulations (whether or not having the force of law) by any court or monetary or Governmental Authority charged with the interpretation or administration thereof. Notwithstanding the foregoing, a "Regulatory Change" shall not include any change in the aggregate reserve percentages included in the definition of "LIBOR" which are from time to time established by the Board of Governors of the United States Federal Reserve System and any other Governmental Authority to which the Lender is now or hereafter subject (including, without limitation, any reserve on "Eurocurrency Liabilities" (as defined in Regulation D of the Board of Governors of the United States Federal Reserve System)).

         "Related Documents" means, collectively, the Loan Documents and the Operational Documents.

         "Repairs" has the meaning set forth in Section 5.16 hereof.

         "Reportable Event" means any "reportable event" described in Section 4043(b) of ERISA with respect to which the 30 day notice requirement set forth in Section 4043(a) of ERISA has not been waived by the PBGC that occurs or has occurred in connection with any Plan.

         "Requirements of Environmental Law" means any and all requirements imposed by and provisions of any law, rule, regulation, order, decision or decree of any federal, state or local executive, legislative, judicial, regulatory or administrative agency, board or authority which relate to (i) pollution, contamination, protection, clean-up, restoration, destruction, loss or injury to or of the air, surface water, groundwater, land (including, without limitation, surface and subsurface strata) or other natural resources;
(ii) solid, gaseous or liquid Waste generation, handling, transportation, treatment, processing, clean-up, storage, disposal, recycling or reclamation;
(iii) exposure to pollutants, contaminants, hazardous materials, hazardous substances, toxic materials or substances, or Wastes; (iv) the safety or health of employees (other than social security laws); (v) the manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport, recycling, reclamation or handling of chemical substances, pollutants, contaminants, hazardous materials, hazardous substances, toxic materials or substances, or Wastes; or (vi) noise.

         "Reserves" means the reserves, maintained in accordance with GAAP, established by the Borrower at the closing of each applicable Loan against the availability under this Agreement in the amount equal to 125% of the costs of the Modifications.

         "Securities" means all shares, options, membership interests, partnership interests, participations or other equivalents (regardless of how designated) of or in a corporation, limited liability company, partnership or equivalent entity, whether voting or non-voting, including, without limitation, common stock, preferred stock, warrants, convertible debentures and all agreements, instruments and documents convertible, in whole or in part, into any one or more of or all of the foregoing.

         "Service Agreements" means, collectively, the material management, operational and service agreements entered into in connection with the Acquisition Properties.

         "Subordination Agreements" mean, collectively, (i) the Subordination, Non-Disturbance and Attornment Agreements dated as of the Closing Date between the tenants of the Collateral Properties and the Lender, and (ii) the Subordination, Non-Disturbance and Attornment Agreements to be entered into between the tenants of the Collateral Properties and the Lender, in each case, in the form of Exhibit J hereto, as the same may from time to time be amended, modified, supplemented or extended.

         "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership or equivalent entity of which more than 50% of the outstanding Securities having ordinary voting power to elect or appoint a majority of the Board of Directors, managers, general partners or equivalent positions of such corporation, limited liability company, partnership or equivalent entity is at the time directly or indirectly owned by such Person, or by one or more other Subsidiaries of such Person.

         "Total Assets" of any Person shall mean, at the date of determination, all assets of such Person which would, determined in accordance with GAAP, be classified on a balance sheet as an asset.

         "Total Liabilities" of any Person shall mean, at the date of determination, all liabilities of such Person which would, determined in accordance with GAAP, be classified on a balance sheet as a liabilities; provided, however, that Total Liabilities shall exclude the funded portions of the USAA Debt.

         "Transaction Costs" means the fees, costs and expenses payable by the Borrower pursuant to this Agreement or in connection herewith and the fees, costs and expenses payable by the Borrower in connection with the Loan Documents, in each case including, but not limited to, attorney's fees and expenses.

         "USAA Debt" means the purchase by and issuance to USAA Real Estate Company ("USAA") of up to $5,450,000 in convertible debt securities of the Borrower issued on February 26, 1997, the proceeds of which will be converted into equity Securities of the Borrower no later than December 31, 1997.

         "Waste" or "Wastes" means any material or substance that is defined, identified or regulated as a waste, solid waste or hazardous waste pursuant to any applicable federal, state or local law, rule, regulation, order, decision or decree, including, without limitation, Section 1004 of the RCRA. As used in this Agreement the phrase "pollutants, contaminants, hazardous materials, hazardous substances, toxic materials or substances, or Wastes", includes, without limitation, in each instance, asbestos, polychlorinated biphenyl's, radioactive materials, oil, petroleum, petroleum products and waste oils.

         Section 1.02. Accounting and Banking Terms. All accounting and banking terms not specifically defined herein shall be construed in the case of accounting terms, in accordance with GAAP and, in the case of banking terms, in accordance with general practice among commercial banks and financial institutions in New York, New York.

         Section 1.03. Discretion. Whenever it is provided in this Agreement or in any of the Loan Documents that (i) the Lender exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to the Lender, or (iii) any other decision or determination is to be made by the Lender, the decision of the Lender to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by the Lender, shall be in the sole and absolute discretion of the Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.


                       ARTICLE 2.  THE CREDIT FACILITIES

         Section 2.01. The Credit Facilities. At all times prior to the Expiration Date (or earlier termination of the Commitment Period hereunder), subject to the terms and conditions hereinafter set forth, the Lender agrees to make available to the Borrower on a joint and several basis, subject to Article 4 and Sections 2.02, 5.12, 5.14 and 7.04 hereof, one or more Loans in the aggregate principal amount of up to the amount of the Available Commitment, to be made to the Borrower upon the request of an Authorized Person in multiple advances, each on a Borrowing Date. All of the Loans shall be cross-collateralized and cross-defaulted with full recourse to the Borrower.

         Section 2.02. The Loans; Procedure for Borrowing. (a) Subject to the terms and conditions hereof, the Lender agrees to make Loans to the Borrower from the Lender's Office, from time to time during the Commitment Period as provided in this Agreement in an aggregate principal amount at any one time outstanding which will not exceed the Available Commitment. The Loans shall mature on the Expiration Date and bear interest for the period from the Borrowing Date thereof to the date of payment in full thereof on the unpaid principal amount thereof from time to time outstanding at the applicable interest rates per annum determined and payable as specified in Section 2.03 hereof. The Loans shall be administered by the Lender; provided, however, that the Lender may elect, at its expense, to have the Loans administered and serviced by a third party.

         (b)(i) Each Loan shall be made upon notice, given by an Authorized Person of the Borrower to the Lender not later than 11:00 a.m. (New York City time) on the third (3rd)Business Day prior to the requested Borrowing Date (a "Notice of Borrowing"). Such notice shall be made by telecopy or telephone, confirmed immediately in writing, by delivery of a Notice of Borrowing, in the form of Exhibit K hereto, specifying therein (A) the requested Borrowing Date,
(B) the aggregate amount of the Loans therein requested to be made, which amount shall not be greater than the Available Commitment or less than $100,000 or an integral multiple of $100,000 in excess thereof. The Notice of Borrowing shall be irrevocable and shall bind the Borrower to borrow in accordance with such notice. Upon fulfillment of the applicable conditions set forth herein, the Lender will make such Loan available to the Borrower by disbursing such proceeds as an Authorized Person of the Borrower may instruct the Lender in advance in writing.

         (ii) The obligations of the Borrower to pay the principal of and interest on the Loans shall be evidenced by the Note in favor of the Lender duly executed and delivered by the Borrower on a joint and several basis in the form of Exhibit L hereto. The Note shall (A) be payable to the order of the Lender, (B) be in a stated principal amount equal to the Commitment and be payable in the principal amount of the Loans evidenced thereby, (C) be stated to mature (and each Loan shall be repayable) in full on the Expiration Date, and (D) be entitled to the benefits of this Agreement. At the time of each Loan, and upon each prepayment of principal of each Loan, the Lender shall, and is hereby authorized to, make a notation on the schedule annexed to and constituting a part of the Note, and any such notation shall be conclusive and binding for all purposes absent manifest error; provided, however, that the failure by the Lender to make any such notation shall not affect the obligations of the Borrower under the Note or this Agreement. Although the Note shall be dated the Closing Date, interest in respect thereof shall be payable only for the periods during which the Loans evidenced thereby to the Borrower are outstanding and although the stated amount of the Note shall be equal to the Commitment, the Note shall be enforceable, with respect to the obligations of the Borrower to pay the principal amount thereof, only to the extent of the unpaid principal amount of the Loans to it at the time evidenced thereby.

         Section 2.03. Rate of Interest; Calculation of Interest. (a) Each Loan shall bear interest on the unpaid principal amount thereof from the Borrowing Date until such principal amount is paid in full at a rate or rates per annum determined in accordance with this Section 2.03. The Borrower shall pay interest on the unpaid amount of each Loan at the rate per annum equal to the sum of (i) LIBOR in effect from time to time applicable to each Interest Period for such Loan, plus (ii) the Applicable Margin, payable in arrears on each Interest Payment Date, commencing with the first of such dates to occur after the Borrowing Date and ending on the date the principal amount of such Loan shall be paid or prepaid, to the extent of the interest accrued on the principal amount of such Loan so paid or prepaid.

         (b) Each Conversion Loan shall bear interest on the unpaid principal amount thereof from the Borrowing Date until such principal amount is paid in full at a rate or rates per annum to be determined by the Lender based on the then current yield on a ten (10) year Treasury note plus a margin determined by Lender, payable in arrears on the last Business Day of each month, commencing with the first of such dates to occur after the Conversion Date of such Conversion Loan and ending on the date the principal amount of such Conversion Loan shall be paid or prepaid.

         (c)  From and after the occurrence of any Event of Default under
Section 8.01 hereof, and for so long as such Event of Default shall continue (after as well as before judgment), the unpaid principal amount of each Loan and any other amount then due and payable but not yet paid hereunder shall bear interest at a rate per annum equal to the then interest rate of such outstanding Loan determined in accordance with clause (a) above plus three hundred (300) basis points per annum, payable on demand. Overdue interest shall be compounded and bear interest, to the extent permitted by law, on each date for payment of interest on the Loans hereunder. The Borrower shall pay a late charge of five percent (5%) of each monthly payment not paid within ten
(10) days after the date upon which such payment was due (which amount the Borrower and the Lender agree is a fair and reasonable estimate of the Lender's damages in light of all of the facts and circumstances as of the date of this Agreement). Such late charge shall be due and payable by the Borrower concurrently with the late payment for which such charge is assessed hereunder.

         (d) Interest shall be calculated on a basis of a 360-day year for the actual number of days elapsed during the Interest Period on the balance outstanding during such Interest Period. To the extent that interest is required to be calculated at the Base Rate plus the Applicable Margin pursuant to Section 2.11 hereof, any change in the interest rate on the Loans shall become effective as of the opening of business on the day on which such change in the Base Rate becomes effective. The Lender shall, as soon as practicable, notify the Borrower of the effective date and the amount of each such change in the Base Rate; provided, however, that any failure by the Lender to give the Borrower any such notice shall not affect the application of such change in the Base Rate. Each determination of an interest rate by the Lender pursuant to any provision of this Agreement shall be, absent manifest error, deemed to be correct.

         (e) Anything herein to the contrary notwithstanding, the obligations of the Borrower under this Agreement and the Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to the Lender limiting rates of interest which may be charged or collected by the Lender. If the Borrower pays the Lender interest in excess of the maximum amount permitted by applicable law, such excess shall be applied in reduction of the principal balance of the Note, and any remaining excess shall be refunded to the Borrower.

         Section 2.04. Indemnity and Funding Losses. The Borrower hereby agrees to indemnify the Lender and to reimburse and hold the Lender harmless from any Breakage Fees, loss, liability, cost or actual out-of-pocket expense (including, without limitation, reasonable attorney's fees and expenses for the Lender incurred in connection with any action or proceeding between or among the Borrower and any Lender or between the Lender and any third party or otherwise) that the Lender may sustain or incur as a consequence of (a) a default by the Borrower in the payment of principal of, or interest on, any Loan, (b) a default by the Borrower in borrowing (or in fulfilling on or before the requested Borrowing Date the applicable conditions set forth in Article 4 hereof with respect to such borrowing), (c) a default by the Borrower in making any prepayment after notice thereof has been given in accordance with Section
2.05 or 2.06 hereof, or (d) the Borrower making any payment of principal with respect to any Loan on a day other than the last day of the Interest Period applicable thereto. The Lender shall deliver to the Borrower a certificate as to the amount of such loss, liability, cost or expense, which certificate shall be conclusive in absence of manifest error. This covenant shall survive payment of the Loans and termination of this Agreement as to claims arising prior to the indefeasible payment in full of the Loans.

         Section 2.05.  Mandatory Prepayments.  (a)         Excess Of
Commitment. If at any time the aggregate unpaid principal amount of the Loans outstanding exceeds the Commitment, the Borrower shall immediately repay such Loans, without premium or penalty, in a principal amount at least equal to such excess and in a minimum amount equal to $10,000 or any larger whole multiple of $10,000, together with accrued interest on the amount prepaid to the date of repayment.

         (b) Loan-To-Value Ratios. If at any time the loan-to-value ratios of the Collateral Properties do not comply with the provisions of Section 7.03 hereof; the Borrower shall promptly, but in no event later than the next Interest Payment Date, at their option, (i) prepay a portion of the applicable Loans without attendant breakage costs, or (ii) grant the Lender a first and only mortgage interest, in form and substance satisfactory to the Lender, in certain of its existing properties which are currently unencumbered and are otherwise satisfactory to the Lender, in either case in an amount sufficient to bring the loan-to-value ratios of the Collateral Properties back into compliance with the provisions of Section 7.03 hereof.

         (c) Asset Sales. Subject to Section 6.05 hereof, the Borrower shall apply all net proceeds of any Collateral sales as a mandatory prepayment of the Loan without penalty or premium. All such amounts designated for mandatory prepayment, as aforesaid, shall be applied to the respective scheduled principal payments outstanding, each in the inverse order of their maturities.

         Section 2.06. Optional Prepayments . (a) The Borrower may, upon at least two (2) Business Days prior notice to the Lender, voluntarily prepay any Loan in whole at any time or in part from time to time, with accrued interest to the date of such prepayment on the amount prepaid but, subject to Section 2.04(d) hereof, without other premiums or penalties, in an amount not less than $100,000 or an integral multiple of $100,000 in excess thereof. Each such notice shall be made by an Authorized Person of the Borrower by telecopy or telephone, confirmed immediately in writing, by delivery of a Notice of Optional Prepayment, substantially in the form of Exhibit M hereto, specifying therein (i) the proposed date of such prepayment, and (ii) the aggregate amount of the particular Loan(s) therein proposed to be prepaid. Each Notice of Optional Prepayment shall be irrevocable and shall bind the Borrower to make such prepayment in accordance with such notice.

         Section 2.07. Payments. All payments (including prepayments) to be made by the Borrower under this Agreement shall be made by wire transfer to the Lender, in Dollars and in immediately available funds, at such place or places as the Lender may from time to time designate by written notice to the Borrower. All payments to be made hereunder by the Borrower shall be made without setoff, counterclaim or defense. If any payment hereunder becomes due and payable on a day other than a Business Day, the due date of such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension; provided, however, that no such payments of each Loan shall extend beyond the Expiration Date.

         Section 2.08. Use of Loan Proceeds. The Borrower shall use the proceeds of the Loans solely to finance (i) the Acquisition by the Borrower of the Collateral Properties and the related costs; provided, however, that such acquisition complies with the provisions of Section 7.04 and Article 4 hereof and the other covenants contained herein, (ii) the Transaction Costs, and (iii) the Modifications.

         Section 2.09. Fees. (A) A non-refundable, non-creditable funding fee of one percent (1%) on the amount of each Loan, which shall be payable in advance on the Borrowing Date.

         (B) A non-refundable expense reimbursement fee payable to the Lender by the Borrower on the Closing Date and on each Borrowing Date
thereafter.   Such expense reimbursement fee shall include any fees and
expenses incurred or paid by Lender in connection with the processing, underwriting or closing of a Loan, including, without limitation, property inspection fees, appraisal fees, attorney fees, travel expenses of Lender's personnel or Lender's attorneys, and other out-of-pocket expenses incurred by Lender. The $15,000 deposit previously paid to the Lender by the Borrower for the Lender's out-of-pocket expenses, shall be credited against the expense reimbursement fee on the Closing Date.

         (C) A non-refundable, non-creditable facility fee of one percent (1%) on the amount of each Conversion Loan, which shall be payable in advance on the Conversion Date.

         Section 2.10. Increased Costs. If any Regulatory Change: (a) subjects the Lender to any tax of any kind whatsoever with respect to this Agreement, the Note or any Loan or changes the basis of taxation of payments to the Lender of principal, interest, commitment fees, or any other amount payable hereunder in any of the foregoing (except for changes in the rate of tax on the overall net income of the Lender); (b) imposes, modifies or holds applicable to the Lender (or any corporation controlling the Lender) any reserve or capital adequacy requirements or liquidity ratios or requires the Lender or any corporation controlling the Lender) to make special deposits against or in respect of assets or liabilities of, deposits with or for the account of, or credit extended by, the Lender; or (c) imposes on the Lender any other condition affecting this Agreement, the Note or the Loans; and the result of any of the foregoing is (i) to increase the cost to the Lender of making or maintaining Loans or to reduce any amount received or receivable by the Lender hereunder, (ii) to require the Lender (or any corporation controlling the Lender) to make any payment to any fiscal, monetary, regulatory or other authority calculated on or by reference to any amount received or receivable by the Lender under this Agreement or the Note, or (iii) to reduce the rate of return on the Lender's capital as a consequence of its obligations hereunder to a level below that which the Lender could have achieved but for such adoption, change or compliance (taking into consideration the Lender's policies with respect to capital adequacy), in any case by an amount deemed by the Lender to be material, then, in any such case, the Borrower shall promptly pay the Lender (or such corporation controlling the Lender), on its written demand, any additional amount necessary to compensate the Lender (or such corporation) for such additional cost, reduced amount receivable or reduction in rate of return with respect to this Agreement, the Note or the Loans, together with interest on such amount from the date demanded until payment in full thereof at the rate per annum applicable to Loans, calculated on the basis of a 360-day year for the actual days elapsed. If the Lender becomes entitled to claim any additional amount pursuant to this Section 2.10, the Lender shall promptly submit to the Borrower a certificate as to any additional amount payable pursuant to the first sentence of this Section 2.10, which amount shall be, absent manifest error, presumed to be correct; provided, however, that the determination thereof is made on a reasonable basis. In determining such amount, the Lender shall use any reasonable averaging and attribution methods.

         Section 2.11. LIBOR Alternate Rate In the event, and on each occasion, that on the day of the commencement of a particular Interest Period, the Lender determines in good faith (which determination shall be conclusive and binding upon the Borrower) that (a) U.S. dollar deposits, in an amount equal to the aggregate principal amount of the Loans which are outstanding during such Interest Period, for delivery on the first day of such Interest Period and for the number of days in such Interest Period, are not generally available in the London Interbank Market or the circumstances affecting the London Interbank Market make it impractical to determine LIBOR, or (b) any Regulatory Change shall make it unlawful for the Lender to make or maintain LIBOR with respect to any Loan or to fund any Loan at LIBOR in the London Interbank Market or to give effect to its obligations hereunder, then the outstanding principal amount of the Loans shall bear interest at an interest rate equal to the Base Rate plus the Applicable Margin, unless and until the Lender shall have determined in good faith (which determination shall be conclusive and binding upon the Borrower) that the aforesaid circumstances no longer exist, whereupon the interest rate applicable to such Loans shall be converted back to an interest rate equal to LIBOR plus the Applicable Margin, determined in the manner set forth above as of the commencement of the next Interest Period.

         Section 2.12. Conversion. (A) Upon the earlier to occur of the Expiration Date or an Event of Default, the Lender may, in its sole discretion and in addition to its other remedies available to it under this Agreement, the Loan Documents or applicable law, subject to the payment of the applicable Breakage Fees, if any, elect to Convert any or all of the Loans into fixed rate conduit loans containing market terms to be determined by the Lender and requiring monthly principal and interest payments based on a twenty-five (25) year amortization period maturing on the Conversion Maturity Date. All of the Conversion Loans shall be cross-collateralized and cross-defaulted with full recourse to the Borrower.

         (B) The Borrower acknowledges that the Loan Documents for the Loans contain numerous terms which will be inapplicable upon Conversion, including, without limitation, the possible modification of some or all of the Loan Documents to terminate or partially terminate the cross-collateralization and cross-default provisions with respect to one or more of the Loans. In addition, it may be necessary to record a notice that the Conversion has occurred in order to obtain appropriate title insurance coverage. Therefore, upon any Conversion, the Borrower shall (i) execute and deliver to the Lender
(a) appropriate documents in recordable form providing notice of Conversion; and (b) amended and restated loan documents for the Loans containing the interest, repayment and other terms described herein applicable to the Conversion Loans following Conversion and otherwise conforming to the standard loan documents then used by the Lender for commercial conduit real estate loans with terms and collateral similar to the Conversion Loans, all as determined by the Lender; (ii) transfer the Collateral Properties to one or more special purpose bankruptcy-remote subsidiaries; (iii) establish such reserves as the Lender may require, in its sole discretion, including, without limitation, reserves for capital repairs and improvements, tenant improvements and leasing commissions; and provide the Lender with such additional information, documents, certificates, appraisals, opinions, Estoppel Certificates, Subordination Agreements, third party and other reports (including, without limitation, Building Condition Reports and Environmental Reports) and other information with respect to the Borrower and/or the Collateral Properties as the Lender may request. Notwithstanding the foregoing, in the event that the Lender elects to proceed with a Conversion, the Lender shall be entitled to execute and record, without any approval or execution of the Borrower, a notice that the Conversion has occurred.

         Section 2.13. AIP-SWAG Collateral. (a) Lender has agreed to make a Loan to Borrower which is, in part, secured by Collateral Properties owned by AIP-SWAG. On the Borrowing Date of that Loan, Lender has advanced to Borrower Twenty Million Six Hundred Seventy Five Thousand Dollars ($20,675,000.00). Borrower may request additional disbursements under that Loan of not more than Two Million Four Hundred Twenty Five Thousand Dollars ($2,425,000) (the "Additional Disbursement") subject to the terms of this Section 2.13.

         (b) Upon and with a request by Borrower for an Additional Disbursement, Borrower shall provide evidence in all respects satisfactory to Lender that: (i) additional rentals which support the Additional Disbursement are derived from leases under which the lease term has commenced; (ii) the lessees or tenants under such leases are acceptable to Lender; (iii) assuming the Additional Disbursement, the requirements set forth in Sections 7.01 and
7.03 hereof are met; and, (iv) no Event of Default has occurred or is continuing.

         (c) Lender shall make no more than two Additional Disbursements hereunder. Borrower's right to request such Additional Disbursements shall terminate 180 days from the Borrowing Date. No Additional Disbursement shall be made by Lender in an amount less than One Hundred Thousand ($100,000.00) Dollars and the fee required under Section 2.09(A) hereof shall be paid by Borrower to Lender with each such Additional Disbursement.

                   ARTICLE 3.  REPRESENTATIONS AND WARRANTIES

         In order to induce the Lender to enter into this Agreement and to extend the financial accommodations hereunder, the Borrower hereby represents and warrants to the Lender that:

         Section 3.01. Organization and Powers; REIT Status. The REIT Borrower is a real estate investment trust duly organized and validly existing and in good standing under the laws of the State of Texas. The AIP-SWAG is a limited partnership duly organized and validly existing and in good standing under the laws of the State of Delaware. The Borrower is duly qualified to do business as a foreign corporation or entity and is in good standing in each jurisdiction (other than the state of its respective incorporation or organization) in which the conduct of its respective business or the ownership or operation of its respective properties or assets makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect. The Borrower has full power and authority to own its respective properties and assets and carry on its respective business as now conducted. The REIT Borrower has not taken any action that would prevent it from maintaining its qualification as a REIT.

         Section 3.02. Power and Authorization. (a) The Borrower has full power, right and legal authority to execute, deliver and perform its respective obligations under this Agreement, the Note and such of the other Related Documents to which it is a party. The Borrower has taken all corporate or partnership, if applicable, and other actions necessary to authorize the execution and delivery of, and the performance of its obligations under such documents and to make borrowings by the Borrower under this Agreement, as the case may be. This Agreement, the Note and such of the other Related Documents to which it is a party, constitute legal, valid and binding obligations of the Borrower enforceable against it in accordance with their respective terms subject to the effect of any applicable bankruptcy, insolvency, reorganization or moratorium or similar laws affecting the rights of creditors generally. No consent of any person, and no consent, license, approval or authorization, or registration or declaration with, any Governmental Authority, which has not been obtained, taken or made (other than the financing statements and filings required to be filed pursuant to this Agreement and the Related Documents, which have been delivered to the Lender for filing on the Closing Date and on the date of the closing of each Loan, as the case may be), is required in connection with the execution, delivery or performance by the Borrower of this Agreement, the Note or the other Related Documents to which it is a party, or the making of borrowings by the Borrower under this Agreement.

         Section 3.03. Permits; Compliance with Laws. (A) The Borrower has all permits, licenses and governmental franchises and other authorizations from all Governmental Authorities (collectively, the "Permits") that are necessary to own and operate its business as presently being conducted and as contemplated to be conducted immediately after the Closing Date and the date of the closing of each Loan. All such Permits are valid and subsisting and in full force and effect. (B) The Borrower is in compliance with the terms of such Permits and all statutes, laws, ordinances, governmental rules or regulations (including Environmental Laws) and all judgments, orders or decrees (federal, state, local or foreign) to which it is subject, except for violations of which would not have a Material Adverse Effect.

     Section 3.04. No Legal Bar. The execution, delivery and performance by the Borrower of this Agreement, the Note and such of the other Related Documents to which it is a party, and the making of borrowings hereunder by the Borrower, do not and will not (i) violate or contravene any provisions of any existing law, statute, rule, regulation or ordinance or charter document, (ii) violate or contravene any provision of any order or decree of any court or Governmental Authority to which the Borrower or any of its properties or assets are subject,
(iii) violate or contravene any provision of any mortgage, indenture, security agreement, contract, undertaking or other agreement or instrument to which the Borrower is a party or which purports to be binding upon either of it or any of its properties or assets, except for violations or contravention of which would not have a Material Adverse Effect, or (iv) result in the creation or imposition of any Lien on any of the properties of the Borrower (other than as created pursuant to the Loan Documents) pursuant to the provisions of any mortgage, indenture, security agreement, contract, undertaking or other agreement or instrument.

     Section 3.05. Litigation. There are no judgments or any litigation or administrative proceedings of or before any court or Governmental Authority now pending, nor, to the knowledge of the Borrower, are any such litigation or proceedings now threatened, against the Borrower or any of its properties, involving an individual claim in excess of $50,000 or claims in the aggregate in excess of $100,000, except as disclosed in Schedule 3.05, nor, to the knowledge of the Borrower, is there a valid basis for the initiation of any such litigation or proceeding, including those set forth in Schedule 3.05.

         Section 3.06. Solvency. Immediately after giving effect to each of the financing transactions contemplated hereby on and after each Borrowing Date, the Borrower is solvent. For purposes of this Section 3.06, the term "solvent" means that, at the time of said determination, (i) the fair value of such Person's assets exceeds the aggregate sum of its liabilities (including, without limitation, contingent liabilities), (ii) such Person is able to pay its debts as they mature, (iii) the property owned by such Person has a value in excess of the total aggregate sum required to pay its debts, and (iv) such Person has capital sufficient to carry on its business.

         Section 3.07. The Collateral. The chief places of business and chief executive offices of the Borrower, and the offices where the Borrower keeps its respective books and records concerning any of the Collateral is located at the addresses specified in the Collateral Documents. The Borrower owns the Collateral in which it has granted a security interest and Lien in favor of the Lender pursuant to the Loan Documents, free and clear of any Lien, security interest charge or encumbrance, except as otherwise expressly permitted by
Section 6.02 hereof or the Related Documents or as otherwise disclosed in
Schedule 3.07 hereto. All financing statements and filings required to be filed, and all related required fees and taxes, have been delivered to the Lender for filing and recording, and all other steps required to be taken have been taken, so that upon proper filing and recording in the proper offices Lender shall have, a valid, perfected, first priority continuing and enforceable security interest in and Lien on the Collateral and such security interest and Lien ranks prior to any other security interest in or Lien upon the Collateral.

         Section 3.08. Capitalization and Corporate Structure. (A) As of the Closing Date, the authorized capital stock or partnership interest, as the case may be, of the Borrower is validly issued, fully paid and nonassessable. (B) There are no outstanding subscriptions, warrants, options, convertible securities or other rights (contingent or other), or commitments therefor, to subscribe for, purchase or acquire any Securities or to pay any dividends on any Securities, except in accordance with Section 6.07 hereof or as set forth in Schedule 3.08, or to distribute to any holders of Securities any properties or assets of the Borrower. (C) The Borrower does not have any Subsidiaries, nor is it a partner in any partnership, joint venture or other similar entity.

         Section 3.09. No Default. The Borrower is not in default in any respect in the payment or performance (i) of any of its respective material obligations for the payment of money, or (ii) under any material franchise, license or leasehold interest and no default has occurred and is continuing.

         Section 3.10. No Secondary Liabilities. There are no outstanding contracts of guaranty or suretyship made by the Borrower, nor is the Borrower subject to any other material contingent liability or obligation required to be shown on the financial statements of the Borrower, except (a) as shown on such financial statements referred to in Section 3.12 hereof, and (b) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business. To the knowledge of the Borrower, the Borrower is not a party to any materially burdensome contract or agreement, or subject to any charter or other corporate restriction adversely affecting in any material manner its respective management, business, assets, properties, assets, operations, prospects or condition (financial or other).

         Section 3.11. Taxes. The Borrower has timely filed, or caused to be filed, all federal, state, local and foreign tax returns that are required to be filed by it and has paid, or caused to be paid, all taxes, assessments, interest and penalties thereon, on or before the due dates thereof, unless such tax, assessment, charge, levy, claim is actively being contested in good faith by appropriate proceedings and there has been set aside on the books of such Person adequate reserves in accordance with GAAP applied with respect thereto. There are no material claims pending or, to the knowledge of the Borrower, proposed or threatened against the Borrower for past federal, state or local taxes, except those, if any, as to which proper reserves, determined in accordance with GAAP, are reflected in the most recent financial statements. All such tax reports or returns fairly reflect the taxes of the Borrower for the periods covered thereby. No Internal Revenue Service or other tax audit of the Borrower has occurred, is pending or, to the knowledge of the Borrower, threatened, and the results of any completed audits are properly reflected in the financial statements.

         Section 3.12. Financial Statements and Condition. The audited consolidated financial statements of the REIT Borrower as of December 31, 1996 prepared by management and audited by a nationally recognized firm of certified public accountants, true, complete and accurate copies of each of which were delivered to the Lender on or before the Closing Date, (i) present fairly the financial position of the Borrower on a consolidated basis as of the dates of said statements, and the results of operations of the Borrower for the periods covered by said statements of earnings are in accordance with GAAP, except, in each case, as disclosed therein, (ii) have been prepared in conformity in all material respects with GAAP, and (iii) disclose all liabilities, direct and contingent, required to be shown in accordance with such principles. As of December 31, 1996, there were no material obligations or liabilities, direct or indirect, fixed or contingent, which are not reflected in such financial statements and that are required to be so reflected thereon under GAAP. No Material Adverse Change has occurred since December 31, 1996.

     Section 3.13. ERISA; Labor Relations. (A) No Reportable Event has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. The present value of all accrued benefits under each Plan maintained by the Borrower or any ERISA Affiliate (based on those assumptions used to fund the Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. There are no multiemployer plans. Neither the Borrower nor any of its ERISA Affiliates has had a complete or partial withdrawal from any multiemployer plan. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrower and each ERISA Affiliate for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits.
(B) The Borrower is not a party to any collective bargaining agreement. There are no lockouts, strikes, labor disputes or other material controversies pending between the Borrower and any of its employees, which in the aggregate, might have a Material Adverse Effect.

         Section 3.14.  Environmental Matters.  Except as disclosed in Schedule
3.14 hereto, the Borrower and each respective parcel of real property owned or leased by it are in material compliance with all Environmental Laws and Requirements of Environmental Law; there are no conditions existing currently or, to the knowledge of the Borrower, likely to exist that would subject the Borrower to damages, penalties, injunctive relief or cleanup costs in an aggregate amount exceeding $50,000 under any Environmental Matters or assertions thereof, or which require or are likely to require cleanup, removal, remedial action or other response pursuant to Environmental Laws by the Borrower; the Borrower is not a party to any Environmental Claim or litigation or administrative proceedings involving an individual claim in excess of $50,000 or claims in the aggregate in excess of $50,000, nor so far as is known by the Borrower, is any such litigation or administrative proceeding threatened against the Borrower, which asserts or alleges that the Borrower has violated or is violating Environmental Laws or Environmental Permits in any material respect or that the Borrower is required to clean up, remove or take remedial or other responsive action due to the disposal, depositing, storage, discharge, leaking or other release of any hazardous substances or materials; neither the Borrower nor any respective parcel of real property owned or leased by it are subject to any Environmental Claim or judgment, decree, order or citation related to or arising out of Environmental Matters involving an individual claim in excess of $50,000 or claims in the aggregate in excess of $50,000 and the Borrower has not been named or listed as a potentially responsible party by any Governmental

Authority in a matter arising under any Environmental Matters involving an individual claim in excess of $50,000 or claims in the aggregate in excess of $50,000; the Borrower has obtained all Environmental Permits from governmental authorities required under Environmental Laws relative to each parcel of real property owned or leased by it; the Borrower is in compliance in any material respect with all terms and conditions of Environmental Permits, and is also in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any federal, state or local law or any regulations, code, plan, order, decree or judgment relating to public health and safety, worker health and safety and pollution or protection of the environment or any notice or demand letter issued, entered, promulgated or approved thereunder, except where the failure to so comply would not have a Material Adverse Effect; the Borrower has not received notice (whether written or oral), specifying that certain facts, events or conditions, interfere with or prevent continued compliance with, or give rise to any liability involving an individual claim in excess of $50,000 or claims in the aggregate in excess of $50,000 under any law, common law or regulation, related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic material or Waste; and there are not now, nor to the knowledge of the Borrower have there ever been, materials stored, spilled, deposited, treated, recycled or disposed of on, under or at any parcel of real property owned or leased by the Borrower, or stored, spilled, deposited, treated, recycled or disposed of at the direction of the Borrower, present in soils or ground water, that would require cleanup, removal or some other remedial action under Environmental Laws.

         Section 3.15. Correct Information. The information, exhibits and reports furnished in writing by, or on behalf of, the Borrower to the Lender in connection with the negotiation and preparation of this Agreement and the other Loan Documents are true and correct and do not contain any omissions or misstatements of fact that would make the statements contained therein misleading or incomplete in any material respect, which omissions or misstatements could have, individually or in the aggregate, a Material Adverse Effect. There is no fact now known to the Borrower that has not been disclosed to the Lender that materially adversely affects the management, business, assets, properties, operations or condition (financial or other) of the Borrower.

         Section 3.16. Investment Company Act. The Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or subject to any other statute that regulates the incurring of indebtedness for borrowed money.

         Section 3.17. Margin Regulations. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying "margin stock" or "margin securities" (within the meaning of Regulation U), none of the Obligations or liabilities of the Borrower are secured, directly or indirectly, by "margin stock" or "margin securities", and no part of the proceeds of any extension of credit hereunder will be used for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock" or "margin securities", or in a manner which would breach of contravene any of Regulations G, T, U, or X.

         Section 3.18. Leases. Complete and correct copies of all Leases under which Borrower is lessor have been delivered to Lender and are the only leases of real property under which Borrower is a lessor. Each Lease and lease is valid and subsisting and is not in default in any material respect, nor has the Borrower received any written notice of its default under the Leases and leases.

         Section 3.19. Insurance. Schedule 3.19 hereto sets forth a summary of all insurance policies maintained by the Borrower as of the date of closing of each Loan. In addition to the requirements set forth in the Collateral Documents, the insurance maintained by the Borrower is in amounts and of a nature as is customarily maintained by Persons conducting operations similar to that of the Borrower and is with insurance carriers who are rated by A. M. Best Company's Rating Service as "A" or better or are otherwise satisfactory to the Lender.

         Section 3.20. Acquisition Documents. (a) The Acquisition Documents have not been amended, modified or supplemented, except as set forth on
Schedule 3.20 hereto, nor have any conditions precedent to closing or defaults under such Acquisition Documents been waived by the Borrower without the prior written consent of the Lender. The obligations of each of the parties to the Acquisition Documents are the legal, valid and binding obligations of each such party. The Borrower has not waived any right or default by any party under the Acquisition Documents. The Acquisition Documents are in full force and effect, and the Borrower has no knowledge that any party to such agreement is or is seeking or presently intends to seek to terminate, amend or modify such agreement.

         Section 3.21. Brokers. The Borrower represents that it has not engaged or authorized any broker, finder or similar agent who would be entitled to a commission or other fee in respect of the transactions contemplated by the Acquisitions and/or this Agreement unless (i) such broker and compensation is approved in writing in advance by the Lender, and (ii) shall be paid solely by the Borrower.


                        ARTICLE 4.  CONDITIONS PRECEDENT

         Section 4.01. Conditions Precedent to Effectiveness. The obligations of the Lender to execute and deliver this Agreement on the Closing Date are
subject to the fulfillment of the following conditions precedent.   The Lender
shall have received on or before the Initial Borrowing Date each of the following documents and instruments, each dated such date, in form and substance satisfactory to the Lender:

         (a) a certificate of the Borrower's Secretary, trust manager(s) or other appropriate authorized Persons, dated as of the Closing Date, certifying
(i) that attached thereto are true and complete copies of the resolutions of the Board of Directors or authorized persons of the Borrower authorizing the execution, delivery and performance by the Borrower of this Agreement, the borrowings hereunder by the Borrower and the execution, delivery and performance by the Borrower of the Note and such of the Related Documents to which it is a party, (ii) that said resolutions are all the resolutions adopted by the Board of Directors or authorized persons of the Borrower in connection with the transactions contemplated thereby and are in full force and effect without modification as of such date, and (iii) as to the incumbency and signatures of each of its trust managers or other appropriate authorized Persons executing this Agreement, the Note and such of the Related Documents to which it is a party;

         (b) (i) copies of the applicable charter documents of the Borrower, certified as of a recent date by the Secretary of State of the State of its formation and organization; (ii) certificates of said Secretary of State as to the due organization, existence and good standing of the Borrower, as of a recent date; (iii) certificates of good standing of the Secretary of State of each jurisdiction in which the Borrower is qualified to do business; and (iv) a certificate of the Secretary, trust manager or other appropriate authorized Person of the Borrower dated the Closing Date, certifying (A) that attached thereto are true, correct and complete copies of the applicable charter documents as is in effect on the date of such certification, and (B) that such charter documents have not been amended since the date of the last amendment thereto indicated in the certificate of the Secretary of State furnished pursuant to clause (i) above;

         (c) the applicable Related Documents are duly executed by all the parties thereto (other than the Lender);

         (d) the Borrower shall have delivered to the Lender at least ten (10) Business Days prior to the Closing Date all appropriate Uniform Commercial Code, tax lien, judgment and bankruptcy searches, dated as of a date that is within a recent date of the Closing Date;

         (e) evidence that all actions necessary or, in the opinion of the Lender and its counsel, desirable, to create and perfect the security interests and other Liens granted under the Loan Documents, have been duly taken and that there are no security interests as senior to the security interests granted in favor of the Lender;

         (f) an opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., counsel to the Borrower, substantially in the form of Exhibit N hereto, including, without limitation, with respect to the qualification of the REIT Borrower as a REIT;

         (g) such consents, approvals or acknowledgments with respect to such of the transactions hereunder as may be necessary or as the Lender or its counsel may deem appropriate;

         (h)  the Borrower shall have delivered to the Lender  at least fifteen
(15) Business Days prior to the Closing Date the financial statements set forth in Section 3.12 hereof;

         (i)  the Borrower shall have delivered to the Lender at least fifteen
(15) Business Days prior to the Closing Date true, accurate and complete copies of the Borrower's books and records and material contracts, including, but not limited to, all Leases and abstracts;

         (j) a certificate showing that, at the time of the Closing Date and after giving effect to the initial funding hereunder and the consummation of all other transactions contemplated by this

Agreement and the Loan Documents, (i) the representations and warranties contained in this Agreement and in the other Related Documents shall be true and correct on and as of such date and no representation made or information supplied to the Lender shall have proven to be inaccurate or misleading in any material respect; and (ii) no Event of Default or Default shall have occurred; and the Lender shall have received a certificate of the Borrower signed on its behalf by its president or chief financial officer that (A) no Material Adverse Change has occurred since December 31, 1996; (B) no material litigation or administrative proceeding of or before any court or governmental body or agency is pending or threatened against the Borrower or any of its properties except as set forth on Schedule 4.01 hereto; and (C) the Borrower is in compliance with all pertinent federal, state and local laws, rules and regulations, including, without limitation, those with respect to ERISA, OSHA and all Environmental Laws, except where the violation of which would not have a Material Adverse Effect;

         (k) evidence that, as of the Closing Date, the Borrower has paid all past and current premiums due and payable on its existing insurance policies, and has delivered to the Lender at least ten (10) Business Days prior to the Closing Date all loss payee/additional insured endorsements, duly executed, required under Section 5.02 hereof or the Collateral Documents to be delivered on or before the Closing Date;

         (l) payment in full of all amounts then due and payable under the terms of this Agreement, including, without limitation, (i) all of the fees payable to the Lender pursuant to this Agreement, and (ii) all of the Lender's out-of-pocket expenses (including, without limitation, the reasonable fees and disbursements of the Lender's counsel, subject to the overall limitations contained in Section 9.04(a) hereof); and

         (m) such other and further documents as the Lender and its counsel may have reasonably requested and all legal matters incident to this Agreement, the transactions contemplated hereby and the Loans shall be reasonably satisfactory to the Lender and its counsel.

         Section 4.02. Conditions Precedent to Initial and Subsequent Fundings. The obligation of the Lender to make any Loan (including any Loans to be made on the Closing Date) shall be subject to the fulfillment of the following conditions precedent at least fifteen (15) Business Days (unless otherwise noted below) prior to the relevant Borrowing Date:

         (a) the Lender shall have received notice by the Borrower and a Notice of Borrowing required by Section 2.02(b) hereof within three (3) Business Days of the relevant Borrowing Date;

         (b)(i) the representations and warranties set forth in Article 3 hereof and in the other Related Documents shall be true and correct on and as of such Borrowing Date as though made on and as of such date and no representation made or information supplied to the Lender shall have proven to be inaccurate or misleading in any material respect; (ii) the Borrower shall then be in compliance with all the terms and provisions of this Agreement, the Note and the other Related Documents to which it is a party, including, without limitation, the requirement that the proposed Acquisition Properties satisfy the Financial Covenants and other criteria set forth herein and in the Loan Documents; (iii) no Event of Default or Default shall have occurred and be continuing; (iv) no Material Adverse Change shall have occurred since December 31, 1996; (v) the income and expenses of the Collateral Properties, the Leases, the occupancy of the Collateral Properties and all other features of the transaction, including the financial condition of the Borrower, any of its subsidiaries, as represented to the Lender in any loan application or in any other documents and communications presented to the Lender in order to induce the Lender to make the Loans shall not have materially adversely changed; (vi) no material litigation or administrative proceeding of or before any court or governmental body or agency is pending or threatened against the Borrower or any of its properties; (vii) the Borrower is in compliance with all pertinent federal, state and local laws, rules and regulations, including, without limitation, those with respect to ERISA, OSHA and all Environmental Laws, except where the violation of which would not have a Material Adverse Effect; (viii) none of the Collateral Properties shall have suffered material damage, which has not been repaired to the Lender's satisfaction; (ix) none of the Collateral Properties shall have been taken in condemnation or other similar proceeding, nor shall any such proceeding be pending; (x) there shall have been no material structural change in the physical condition of any portion of the Collateral Properties; (xi) no notices of violations of any municipal ordinances shall have been filed against the Collateral Properties by any municipal department; (xii) none of the Borrower, its Subsidiaries, any tenant under any Lease deemed by the Lender to be material to the Lender's security nor any guarantor of any such Lease shall be the subject of any bankruptcy, reorganization, insolvency or similar proceeding; and (xiii) the Lender shall have received a certificate of the Borrower signed on its behalf by its president or its chief financial officer to such effect;

         (c) the Lender shall have received, at the Borrower's expense and in form and substance satisfactory to the Lender, (i) detailed historical operating statements (for a minimum of a trailing 12-month period) of each Collateral Property; (ii) the Borrower's cash flow projections relating to each Collateral Property; (iii) all applicable detailed rent rolls relating to each Collateral Property; (iv) true, accurate and complete copies of the Borrower's books and records relating to each Collateral Property and all material contracts, including, but not limited to, all Leases and abstracts; (v) the Borrower's complete underwriting analysis relating to each Collateral Property;
(vi) a breakdown of all uses of proceeds in connection with the proposed Loan, including fees and expenses; and (vii) appraisals, from an independent appraiser holding a MAI designation who is satisfactory to the Lender and is qualified and licensed in the state where such Collateral Property is located, of the value of each of the Collateral Properties being acquired or pledged in connection with such Borrowing Date as determined by valuations of such Collateral Properties made in accordance with the Lender's standard underwriting practices (collectively, the "Appraisals").

         (d) the Lender shall have received, at the Borrower's expense, a written analysis and environmental report (each an "Environmental Report") with respect to the following environmental conditions relating to each Collateral Property, which shall be in form and substance satisfactory to the Lender and prepared by independent qualified environmental professionals satisfactory to the Lender, which analysis shall include, without limitation, (i) a Phase I environmental site assessment assessing the presence of environmental contaminants and asbestos, PCBs or storage tanks at such Collateral Properties conducted in accordance with ASTM

Standard E 1527-93, or any successor thereto published by ASTM, and (ii) such further site assessments as the Lender may require due to the results obtained in clause (i) above; the Borrower shall have obtained permission for such environmental professional to enter upon the Collateral Properties for purposes of conducting such environmental assessment; such Environmental Report shall meet the Lender's requirements, shall be certified to the Lender and its successors and assigns, and the Lender and its successors and assigns shall be entitled to rely on such environmental assessment and such Environmental Report; no environmental condition at any Collateral Property shall have been discovered which is unacceptable to the Lender;

         (e) the Lender shall have received an engineer's building condition report in form and substance satisfactory to the Lender, prepared by an independent qualified consulting engineer satisfactory to the Lender, and any additional or supplemental reports that may be required by the Lender (collectively, the "Building Condition Report"), which reports shall (i) evaluate the physical condition of the Collateral Properties, identifying conditions requiring immediate or near term attention and estimate the approximate cost of remediation, (ii) include, without limitation, information regarding compliance with the Americans with Disabilities Act, and (iii) evaluate the seismic condition of each Collateral Property located in an earthquake zone; with respect to the seismic condition of each Collateral Property, the engineer shall prepare as part of the Building Condition Report a seismic analysis of such Collateral Property, including, without limitation, a detailed probable maximum loss ("PML") study which will identify the PML of each building located on such Collateral Property in a 50-year, 100-year, 200-year and 500-year earthquake event; if the engineer's estimate of the PML of each building located on such Collateral Property in a 100-year earthquake event exceeds 20%, the engineer shall recommend sufficient modifications to such building or buildings and building structure (collectively, the "Modifications") such that the PML, after giving effect to such modifications, shall be less than 20% in a 100-year earthquake event; the Lender shall not have received any unsatisfactory engineer's report or site inspection conducted by the Lender or any engineering firm retained by the Lender; such Building Condition Report shall meet the Lender's requirements, shall be certified to the Lender and its successors and assigns, and the Lender and its successors and assigns shall be entitled to rely on such Building Condition Report;

         (f) the Lender shall have received, in form and substance satisfactory to the Lender, true, correct and complete copies (including any and all amendments or modifications thereto) of (i) all of the Operational Documents, and (ii) all third party reports requested by the Lender relating to each Collateral Property, prepared by qualified firms approved by the Lender;

         (g) the Lender shall have received all fees payable pursuant to this Agreement, including, without limitation, (i) all of the fees payable to the Lender pursuant to this Agreement, and (ii) all of the Lender's out-of-pocket expenses (including, without limitation, the reasonable fees and disbursements of the Lender's counsel);

         (h) the Lender shall receive a favorable legal opinion of the Borrower's counsel, in form and substance satisfactory to the Lender and its counsel in their sole discretion, as to the due execution, authorization and enforceability of the Loan Documents and as to such other matters, including due perfection of the Lender's security interests and liens on the Collateral as the

Lender may reasonably request, and the Lender shall have received the favorable opinion of the Lender's local counsel, if necessary, as to such matters as the Lender may reasonably require;

         (i) the Lender shall have received all appropriate Uniform Commercial Code, tax lien, judgment and bankruptcy searches, dated as of a date that is within a recent date of the date of the closing of such Loan;

         (j) the Lender shall have received evidence that all actions necessary or, in the opinion of the Lender and its counsel, desirable, to create and perfect the security interests and other Liens granted under the Loan Documents, have been duly taken and that there are no security interests as senior to the security interests granted in favor of the Lender;

         (k) the Lender shall have received a pro forma ALTA extended coverage mortgagee form of title insurance, with a deletion of the creditor's rights exception and otherwise conforming to the Lender's title insurance requirements set forth in Schedule 4.02(k) hereto, together with such reinsurance as the Lender may require from title insurance companies acceptable to the Lender insuring the first mortgage Liens on the properties, subject only to matters acceptable to the Lender;

         (l) the Lender shall have received a survey of the Collateral Properties being acquired and/or pledged and mortgaged to the Lender in connection with the requested Loan dated or re-dated to within 60 days of the closing of such Loan which (i) was prepared by a surveyor registered or licensed in the jurisdiction in which such property is located, containing the legal metes and bounds description of the property and a certification from the surveyor to the Lender and the title insurance company in form and substance reasonably satisfactory to the Lender, (ii) substantially conforms to the Lender's survey requirements set forth in Schedule 4.02(l) hereto, and (iii) is otherwise in form and substance reasonably satisfactory to the Lender;

         (m) the Lender shall have received a duly executed Estoppel Certificate and Subordination Agreement from all tenants under Leases in the Collateral Properties;* provided, however, that to the extent that Estoppel Certificates are not delivered for certain tenants, the Lender may, in its sole discretion, accept an Estoppel Certificate from the Borrower with respect to such tenant's occupancy at the Collateral Properties certified by such Borrower as being true, correct and complete;

         (n) the Lender shall have received evidence, in form and substance satisfactory to the Lender that (i) the Collateral Properties are served by all utilities required for the current or contemplated use thereof, (ii) all utility service is provided by public utilities and the Collateral Properties have accepted or is equipped to accept such utility service, (iii) all public roads and streets necessary for service of and access to the Collateral Properties for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically


----------------------------
* provided however, that with respect to the Initial Funding, receipt of duly executed estoppel certificate in the term tendered to Shindler West Investment Corporation prior to the date hereof shall be deemed satisfactory provided further that Borrower undertake to provide Estoppel Certificates withinthirty
(30) days from the date hereof.

and legally open for use by the public, and (iv) the Collateral Properties are served by public water and sewer systems;

         (o) the Lender shall have received such consents, approvals or acknowledgments with respect to such of the transactions hereunder as may be necessary or as the Lender or its counsel may deem appropriate;

         (p) evidence that, as of the date of the closing of such Loan, the Borrower has paid all past and current premiums due and payable on its existing insurance policies, and has delivered to the Lender all loss payee/additional insured endorsements, duly executed, required under Section 5.02 hereof or the Collateral Documents to be delivered on or before such date of closing;

         (q) evidence that the Borrower has satisfied all of the conditions precedent set forth in the Collateral Documents; and

         (r) the Lender shall have received such other and further documents, certificates, reports and other information with respect to the Borrower as the Lender may reasonably request.

                       ARTICLE 5.  AFFIRMATIVE COVENANTS

         The Borrower hereby covenants and agrees that, from and after the date of execution of this Agreement and so long as any amount may be borrowed hereunder or is otherwise due to the Lender under this Agreement or any Loan Document is not indefeasibly repaid in full, such Borrower shall comply with each of the following covenants:

         Section 5.01. Maintenance of Existence, Properties and REIT Status. The Borrower shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence and continue to conduct its business substantially as now and proposed to be conducted. The Borrower shall
(i) do or cause to be done all things necessary to preserve and keep in full force and effect all of its other rights and franchises, and comply with all laws applicable to it, except for violations thereof which would not have a Material Adverse Effect; (ii) at all times, maintain, preserve and protect all material franchises and Intellectual Property; and (iii) preserve all the remainder of its material properties and keep the same in good repair, working order and condition and from time to time make, or cause to be made, all necessary and proper repairs, renewals and replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly conducted at all times. The REIT Borrower shall at all times maintain its status as a REIT and shall not take any action which could lead to its disqualification as a REIT. The REIT Borrower shall not engage in any business other than the business of acting as a REIT.

         Section 5.02. Insurance. (A) The Borrower will maintain or cause to be maintained, at its own expense, the insurance required under the Provisions of Paragraph 3 of the Mortgages with respect to its Collateral Properties and
business.   Not later than ten (10) Business Days
prior to the renewal, replacement or material modification of any policy or program required to be maintained by this Section 5.02, the Borrower shall deliver or cause to be delivered to the Lender a detailed schedule setting forth for each such policy or program: (i) the amount of such policy, (ii) the risks and amounts (with deductibles) insured against by such policy, (iii) the name of the insurer and each insured party under such policy, (iv) the policy number of such policy and (v) a comparison of such policy with the policy so renewed, replaced or modified. The Borrower will, if so requested by the Lender, deliver to the Lender the original policy of such insurance and, as often as the Lender may reasonably request, a report of a reputable insurance broker with respect to such insurance. Further, the Borrower will, at the request of the Lender, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of this Section 5.02 and cause the respective insurers to acknowledge notice of such assignment.

         (B) The Borrower will use all and any insurance proceeds from property damage/casualty insurance or condemnation awards it receives in accordance with the terms of Paragraph 4 of the Mortgages; provided, however, that in the event that (i) a Default or Event of Default has occurred and is continuing, or (ii) no Default or Event of Default has occurred and is continuing and the individual or aggregate amount of any and all such insurance proceeds or condemnation awards exceeds $250,000, then the Borrower will not restore or replace such Collateral Property without the prior written consent of the Lender, and absent such consent, such insurance proceeds or condemnation awards shall forthwith be paid to the Lender and applied to the permanent reduction of the Obligations of the Borrower then outstanding, without penalty or premium but subject to Section 2.04 hereof, in such order as the Lender shall determine.

         (C) Within two (2) Business Days after the occurrence of any damage to, or loss or taking of, any Collateral Property of the Borrower in excess of $100,000, the Borrower will, provide to the Lender written notice (or telephone notice promptly confirmed in writing) thereof and a description of the property damaged, lost or taken.

         Section 5.03. Punctual Payment. The Borrower shall duly and punctually pay the principal of and interest on the Note and any other amount due under this Agreement or any of the Related Documents to which it is a party, including, without limitation, the amounts payable under Section 2.09 hereof.

         Section 5.04. Payment of Liabilities. The Borrower will pay and discharge in the ordinary course of business, where applicable, all of its obligations and liabilities (including, without limitation, tax liabilities and other governmental charges), except where the same may be contested in good faith by appropriate proceedings, and maintain in accordance with GAAP appropriate reserves for any of the same.

         Section 5.05. Compliance with Laws. The Borrower will observe and comply with all applicable material laws, statutes, rules, regulations or other requirements having the force of law, including, without limitation, all Environmental Laws.

         Section 5.06. Payment of Taxes, Etc. The Borrower will pay and discharge all lawful taxes, assessments, and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of the Collateral Property, before the same shall become in default or within ten (10) days thereafter, as well as all lawful claims for labor, materials, and supplies which, if unpaid, might become a Lien or charge upon such property or any part thereof within ten (10) days thereafter, as well as all lawful claims for labor, materials, and supplies which, if unpaid, might become a Lien or charge upon any Collateral Property or any part thereof within ten (10) days of such claims being due and payable; provided, however, that no such tax, assessment, charge, levy, claim need be paid and discharged so long as the validity thereof shall be contested in good faith by appropriate proceedings and there shall have been set aside on the books of such Person adequate reserves in accordance with GAAP applied with respect thereto, but such tax, assessment, charge, levy, or claim shall be paid before the property subject thereto shall be sold to satisfy any Lien which had attached as security therefor.

         Section 5.07. Financial Statements and Other Information. The Borrower shall furnish to the Lender, in form and substance acceptable to the Lender and at the Borrower's expense:

         (a) within 120 days after the end of each Fiscal Year, audited consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such Fiscal Year and the related audited consolidated statements of income and changes in financial position of the Borrower and its Subsidiaries for such Fiscal Year, prepared in accordance with GAAP, including consolidated financial reports with all related schedules and notes attached thereto, setting forth, in each case, in comparative form, corresponding figures from the preceding Fiscal Year, all in reasonable detail, prepared by management and audited by and with an unqualified certification of, nationally recognized independent certified public accountants satisfactory to the Lender, together with a (i) statement stating whether or not such accountants have any knowledge that any of the Borrower and its Subsidiaries is then or has been in violation of any covenants pertaining to this Agreement or pertaining to any other debt covenant of the Borrower or its Subsidiaries and that, to their knowledge, no event has occurred which, with the passage of time or the giving of notice or both, would constitute any such violation, and (ii) a certificate signed by the chief financial officer of the Borrower (A) setting forth, in each case, in comparative form, corresponding figures for such Fiscal Year from the annual budget, all in reasonable detail, (B) calculating and stating each of the financial covenants contained in Article 7 hereof, and (C) commenting upon the financial statements to an extent reasonably satisfactory to the Lender, as requested by the Lender;

         (b) within forty-five (45) days after the end of each Fiscal Quarter, quarterly unaudited consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the related unaudited consolidated statements of income and changes in financial position of the Borrower and its Subsidiaries for such Fiscal Quarter, prepared in accordance with GAAP and accompanied by a certificate signed by the chief financial officer of the Borrower (i) setting forth in each case, in comparative form, figures for the corresponding Fiscal Quarter in the annual budget and figures for the corresponding Fiscal Quarter in the preceding Fiscal Year, all in reasonable detail, (ii) calculating and stating each of the financial covenants contained in Article 7 hereof, and (iii) commenting upon the financial statements to an extent reasonably satisfactory to the Lender, as requested by the Lender;

         (c) within thirty (30) days after the end of each calendar quarter, quarterly operating statements for each Collateral Property, all in reasonable detail, certified by the chief financial officer of the Borrower;

         (d) within forty-five (45) days after the end of each Fiscal Quarter, quarterly rent rolls for each Collateral Property, all in reasonable detail, and accompanied by a certificate signed by the chief financial officer of the Borrower in such form as is reasonably satisfactory to Lender;

         (e) immediately upon any revision to any of the financial statements referred to in clauses (a) or (b) above, such financial statements, as revised;

         (f) within ten (10) days of filing, true, complete and correct copies of all federal, state, local and foreign tax returns that are required to be filed by the Borrower, including, without limitation, all related schedules and annexes to such tax returns;

         (g) as soon as available, a true copy of any "management letter" or other communication to the Borrower, its officers, general partners, managers, members or Board of Directors by its accountants regarding matters which arose or were ascertained during the course of the audit and which said accountants determined ought to be brought to management's attention;

         (h) upon the occurrence and continuation of an Event of Default, appraisals of any of the assets of the Borrower as the Lender may from time to time request; provided, however, that nothing herein shall prevent the Lender from obtaining such appraisals at any time prior to the indefeasible payment in full of the obligations if such appraisals are at the Lender's expense;

         (i) immediately upon any officer, director, general partner, manager or member of the Borrower obtaining knowledge (i) of any condition or event which constitutes a Default or Event of Default, (ii) of any condition or event which, in the opinion of management of the Borrower, would have a Material Adverse Effect, (iii) that any Person has given any notice to the Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in clause (f) of Section 8 hereof, or (iv) of the institution of any litigation involving claims against the Borrower equal to or greater than $50,000 with respect to any single cause of action or $100,000 with respect to the aggregate of all causes of action or any adverse determination in any litigation involving a potential liability to the Borrower equal to or greater than $50,000 with respect to any single cause of action or $100,000 with respect to the aggregate of all causes of action, an officers' certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed Default, Event of Default, event or condition, and what action, if any, the Borrower has taken, is taking or proposes to take with respect thereto;

         (j) immediately upon the Borrower becoming aware, with respect to the Borrower, of the occurrence of (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, or any withdrawal from, or the termination, reorganization or insolvency of any multiemployer plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any ERISA Affiliate or any multiemployer plan with respect to the withdrawal from, or the terminating, reorganization or insolvency of, any Plan;

         (k) as soon as practicable, such other information concerning the financial affairs and condition (financial or otherwise) of the Borrower as the Lender may from time to time reasonably request.

         Section 5.08. Accounts and Reports. The Borrower will keep accurate records and books of account in which complete, accurate and correct entries will be made of all dealings or transactions in relation to its businesses and affairs, as applicable, and the Collateral.

         Section 5.09. Inspection; Audit. (A) The Borrower, at its own expense, will permit any authorized representative designated by the Lender, upon reasonable advance notice, to visit, inspect and audit its properties and condition, including its books and records, and to discuss their respective affairs, finances and accounts with its officers, general partners, managers, members or directors, at such reasonable times and as often as may be reasonably requested by the Lender. (B) Upon the occurrence and continuation of an Event of Default, the Borrower, at its own expense, will provide to the Lender, at the request of the Lender made from time to time, environmental audit reports in form and substance satisfactory to the Lender. (C) At any time other than (i) in connection with Sections 2.05(b), 2.12, 4.02(d) or 5.11 hereof, or (ii) upon the occurrence and continuation of an Event of Default, the Borrower, at the Lender's expense, will provide to the Lender, at the request of the Lender made from time to time, environmental audit reports in form and substance satisfactory to the Lender.

         Section 5.10. UCC Filings. Within thirty (30) days of the each Borrowing Date, the Borrower shall deliver to the Lender UCC search reports evidencing UCC filings made in each jurisdiction required in the Collateral Documents.

         Section 5.11. Additional Due Diligence Materials. If the Lender Converts the Loans into Conversion Loans, the Borrower shall satisfy, as determined by the Lender, certain additional commercially reasonable criteria as determined by the Lender, including, without limitation, providing updates, in form and substance satisfactory to the Lender, to the Appraisals, Environmental Reports and Building Condition Reports prepared by qualified firms approved in advance by the Lender, as the Lender may request at the cost and expense of Borrower.

         Section 5.12. Reserves. The Borrower shall (i) maintain each Reserve until such time as the applicable Modifications are fully completed, and (ii) complete such Modifications within 180 days after the closing of such Loan.
All fees and expenses in connection with the Building Condition Report and the Modifications shall be paid by the Borrower.

         Section 5.13. Operational Documents. (A) The Borrower shall deliver each Operational Document to the Lender for its consent prior to the Borrower entering into such Operational Document; provided, however, that (i) the Borrower may enter into any Approved Lease for premises having less than 20,000 square feet that is not modified in any material respect and is on terms reasonably considered to be fair market terms without the consent of the Lender, and (ii) the consent of Lender is not required with respect to Service Agreements which are terminable upon less than thirty (30) days notice.
(B) Each Operational Document shall be in full force and effect and free from default by either party. (C) All rights of the Borrower under the Operational Documents shall be assigned to the Lender, and the Lender, at its option, may require the parties to any such Operational Document to enter into an agreement with the Lender which shall provide that (i) copies of all notices given or received under any such Operational Document shall be sent to the Lender, (ii) the Lender shall have the right, but not the obligation, to perform any term, condition or agreement of the Borrower under any such Operational Document and to cure any default of the Borrower under any such Operational Document within specified additional time periods, and (iii) such other provisions as the Lender may require. (D) The Borrower shall deliver each amendment, supplement or other modification of each Lease, for premises having in excess of 20,000 square feet in each Collateral Property, to the Lender for its consent prior to the Borrower entering into such amendment, supplement or modification; and Lender agreed that it will provide its comments to same or its consent or disapproval of same within five (5) business days of its receipt thereof.

         Section 5.14. Environmental Compliance. The Borrower acknowledges and agrees that, based on any information in any Environmental Report delivered to the Lender pursuant to Section 4.02(d) hereof or on any uncertainties raised thereby, the Lender reserves the absolute right, in its sole and exclusive discretion, to decline to fund any Loan for the acquisition of the Collateral Properties, to impose additional conditions that must be met prior to or after the closing of such Loan (including but not limited to requiring additional investigation into environmental conditions in connection with the Collateral Properties, testing and sampling of soil, water, air, building materials, or other substances or materials), and/or to change any terms and conditions of any Loan, including but not limited to the principal amount thereof, the interest rate, representations and warranties, covenants, guaranties, indemnities, and/or other terms and conditions of each Loan.

         Section 5.15. Disclosure. The Borrower shall give notice to the Lender promptly upon the Borrower having knowledge of a specific claim against the Lender or its officers, directors, employees, agents, Affiliates or any Person under the Lender's control, by the Borrower, for any action or failure to act by the Lender, or any officer, director, employee, agent or Affiliate of the Lender, or any Person under the Lender's control. The failure to disclose any such specific claim within 180 days shall constitute an irrevocable waiver and forgiveness of such claim by the Borrower.

         Section 5.16.    Deferred Maintenance.  (a)        Attached hereto as
Schedule 5.16 is a list of certain repair items Borrower has agreed to complete on the Collateral Properties owned by AIP-SWAG within 6 months of the Closing Date (the "Repairs"). Such Repairs shall be completed in a good and workmanlike manner and shall in all respects be acceptable to Lender. Evidence of the completion or progress toward the completion of such repairs as evidenced by a certificate of completion or other documentation satisfactory to Lender from the contractor or engineer performing or supervising such Repairs shall be provided to Lender monthly on the first day of the month beginning on November 1, 1997.

         (b) Lender reserves the right, in its sole discretion, to waive the requirement that certain Repairs be completed. Borrower may request a waiver with respect to certain Repairs and shall submit evidence to Lender in support of such waiver for review and evaluation by Lender.

         (c) Borrower covenants and agrees that each of the Repairs and all materials, equipment, fixtures, or any other item comprising a part of any Repair shall be constructed, installed or completed, as applicable, free and clear of all mechanic's, materialman's or other liens.

         (d) All Repairs shall comply with all applicable laws, ordinances, rules and regulations of all governmental authorities having jurisdiction over the Collateral Properties and applicable insurance requirements including, without limitation, applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters.


                         ARTICLE 6.  NEGATIVE COVENANTS

         The Borrower hereby covenants and agrees that, from and after the date of execution of this Agreement and so long as any amount may be borrowed hereunder or is otherwise due to the Lender under this Agreement or any Loan Document is not indefeasibly repaid in full, the Borrower shall comply with each of the following covenants:

         Section 6.01. Indebtedness. The Borrower shall not directly or indirectly, create, incur, assume or otherwise become or remain liable with respect to any Indebtedness, other than: (a) Indebtedness of the Borrower to the Lender incurred pursuant to this Agreement or the other Loan Documents; (b) Indebtedness of the Borrower which is secured by the Liens referred to in
Section 6.02(c) hereof and incurred in the normal course of business in connection with installment purchases or Capitalized Leases of equipment or fixed assets located on or related to any Collateral Properties, in an aggregate amount not exceeding $250,000 at any time outstanding; (c) Indebtedness of the Borrower which is secured by Liens incurred in connection with the purchase or acquisition of equipment or fixed assets not located on or related to any Collateral Properties, as security for the deferred purchase or acquisition price of such equipment or assets, each of which Liens shall (i) extend only to the equipment or fixed assets so purchased or acquired, (ii) secure only up to 100% of the deferred purchase or acquisition price thereof, and (iii) be incurred in the normal course of business;(d) taxes, assessments, and governmental charges with respect to the Borrower to the extent that payment thereof shall not at the time be required to be made pursuant to the provisions of Section 5.06 hereof; (e) current trade accounts payable or accrued expenses, operating lease obligations, customer deposits and deferred liabilities other than for borrowed money, all incurred and continuing in the ordinary course of business, exclusive of trade accounts payable and operating lease obligations which remain unpaid for a period longer than six months after the same shall have become due and payable, unless they shall be contested in good faith and, where appropriate, by appropriate proceedings and there shall have been set aside on the books of the Borrower adequate reserves in accordance with GAAP; (f) Indebtedness expressly permitted by Section 6.03 hereof; (g) unsecured Indebtedness in an aggregate amount not to exceed at any time $25,000,000; (h) Indebtedness secured by a mortgage or deed of trust on real property that (i) is not a Collateral Property, (ii) secures only up to 100% of the fair market value of each particular property, and (iii) is incurred in the normal course of business; or (i) existing Indebtedness, not otherwise listed in clauses (a) through (h) above, listed on Schedule 6.01 hereto.

         Section 6.02. Liens. The Borrower shall not directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any of the Collateral, whether now owned or hereafter acquired, except (a) Liens arising under the Loan Documents in favor of the Lender, (b) Customary Permitted Liens, (c) Liens incurred in connection with the purchase or acquisition of equipment or fixed assets, as security for the deferred purchase or acquisition price of such equipment or assets, each of which Liens shall extend only to the equipment or fixed assets so purchased or acquired and shall secure only up to 100% of the deferred purchase or acquisition price thereof; provided, however, that the aggregate amount of all Indebtedness secured by such Liens shall not exceed at any time the Indebtedness permitted under
Section 6.01(b) hereof minus the aggregate amount of all then outstanding capitalized leases, (d) other existing Liens disclosed on Schedule 3.07 hereto,
(e) extensions, renewals or replacements of any Lien referred to in clauses
(a), (c) and (d) above; provided, however, that (i) in the case of clause (c) above, the principal amount of the obligation secured thereby is not increased, and (ii) any such extension, renewal or replacement is limited to the property originally encumbered thereby.

         Section 6.03. Contingent Obligations. The Borrower shall not directly or indirectly, create, incur, assume or otherwise become or remain liable with respect to any contingent Indebtedness or other obligation or liability of any Person, other than (i) guaranties resulting from endorsement of negotiable instruments for collection in the ordinary course of business; and (ii) warranties with respect to performance, and not relating to Indebtedness of any Person, which have been or are made in the ordinary course of business of such Person to its customers.

         Section 6.04. Fundamental Changes. (A) The Borrower shall not enter into any merger or consolidation, or liquidate, wind-up or dissolve, or convey, lease, sell, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its business, property or assets, whether now or hereafter acquired. (B) The Borrower shall not purchase or acquire all or substantially all of the business, properties, assets or Securities of any Person, or create or form any Subsidiary, without the prior written consent of the Lender. (C) The Borrower shall not change the nature of its respective business as currently conducted as contemplated hereunder to be conducted or engage in any new business which is not an integral part of its business as currently conducted.

         Section 6.05. Dispositions of Assets. The Borrower shall not assign, sell, lease or otherwise dispose of, whether by sale, merger, consolidation, liquidation, dissolution, abandonment or otherwise, any of the Collateral, except for (a) if the Loan corresponding to such Collateral Property being disposed is paid in full and, after giving effect to such disposition, (i) all of the remaining Collateral Properties comply with Section 7.03 hereof, as measured as of such disposition date, (ii) the Borrower complies with Sections
7.01 and 7.02 hereof, as
measured as of such disposition date, or (iii) no Default or Event of Default shall occur, and (b) dispositions consented to in advance in writing by the Lender.

         Section 6.06. Sales and Leasebacks. The Borrower shall not become liable directly or indirectly, with respect to any lease, whether a capital lease or any other lease, of any property (whether real or personal or mixed), whether now owned or hereafter acquired, which the Borrower has sold or transferred, or is to sell or transfer, to any other Person.

         Section 6.07. Dividends and Redemptions. (A) The Borrower shall not: (i) declare, pay or make any dividend or other distribution of assets, properties, cash, rights, obligations or Securities on account of any shares of its Securities, including, without limitation, by redemption, purchase, retirement or other acquisition, except (a) dividends or distributions payable on a quarterly basis in an amount not to exceed eighty percent (80%) of the total of funds from operations as reported in the Borrower's corresponding Form 10Q filed with the Securities and Exchange Commission, or (b) as otherwise consented to in advance in writing by the Lender; or (ii) make any payment, prepayment or retirement of Indebtedness other than (a) payments pursuant to this Agreement and the other Loan Documents, (b) scheduled payments made in accordance with the terms of such Indebtedness, and (c) payments of trade debt made in the ordinary course of business. (B) The Borrower shall not directly or indirectly, purchase, redeem or retire or otherwise acquire any shares of its respective Securities.

         Section 6.08. Amendment of Certain Agreements. The Borrower shall not make any amendment or modification to its charter or organizational documents, or the Related Documents, without the prior written consent of the Lender, unless, in the case of a Lease, such amendment or modification is an immaterial departure from the form of Approved Lease and does not result in terms that would not be reasonably considered to be fair market terms.

         Section 6.09. Certain Other Transactions. The Borrower shall not enter into any transaction that materially adversely affects the Collateral.

         Section 6.10. Transactions with Affiliates and Certain Other Persons. The Borrower shall not directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease, or exchange of any property and guarantees and assumptions of obligations of an Affiliate) with any stockholder, officer, director, employee, partner, member or Affiliate of the Borrower, other than (i) transactions on an arms-length basis on terms no less favorable to such party than if such Affiliate was not an Affiliate of such party; (ii) the payment of salary and other customary compensation for a similarly situated business of its directors, officers and employees in the ordinary course of its business; (iii) management and leasing agreements which are entered into in the ordinary course of the Borrower's business, are consistent with existing similar agreements of the Borrower and are customary in the industry; and (iv) transactions consented to in advance in writing by the Lender, in its sole and absolute discretion.

         Section 6.11.  Fiscal Year.  The Borrower shall not change its Fiscal
Year.

         Section 6.12. ERISA. The Borrower shall not be or become obligated to PBGC in excess of $100,000 or be or become obligated to the Internal Revenue Service with respect to excise or other penalty taxes provided for in Section 4975 of the IRC in excess of $100,000. The Borrower shall not seek any waiver from the minimum funding standard set forth under Section 302 of ERISA or
Section 412 of the IRC or engage in any material Prohibited Transaction with respect to any Plan.

         Section 6.13. Regulations G, T, U and X. The Borrower shall not apply, directly or indirectly, any part of the proceeds of the Loans for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin security" as defined in Regulation U or for the purpose of reducing or retiring any Indebtedness which was originally incurred for any such purpose, or in violation of Regulation G, T, U or X.

         Section 6.14. Environmental Compliance. The Borrower shall not permit its real or personal property to be (a) the site of the disposal or release of any product or Waste that is now or later regulated by or subject to any Environmental Law or any other pollutant, contaminant or Waste; (b) the source of any such contamination of any adjacent property or of any groundwater or surface water; or (c) the source of any air emissions in excess of any legal limit now or later in effect.

                        ARTICLE 7.  FINANCIAL COVENANTS

         The Borrower covenants and agrees that, from and after the date of execution of this Agreement and so long as any amount may be borrowed hereunder or is otherwise due to the Lender under this Agreement or any Loan Document is not indefeasibly repaid in full, the Borrower shall comply with each of the following covenants:

         Section 7.01. Interest Coverage Ratios. (A) At any time during each Fiscal Quarter, measured as of the last day of such Fiscal Quarter for the Fiscal Quarter then ended (commencing with the Fiscal Quarter ending December 31, 1997), the ratio of (i) EBITDA for such period, to (ii) Interest Expense for the Borrower and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, shall be equal to or exceed 1.25 to 1.0.

         (B) At any time during each Fiscal Quarter, measured as of the last day of such Fiscal Quarter for the Fiscal Quarter then ended, the ratio of (i) EBITDA from each Collateral Property, to (ii) the Interest Expense from the Loan used to acquire such Collateral Property at the applicable Interest Rate for such period, determined in accordance with GAAP, shall be equal to or exceed 1.25 to 1.0.

         Section 7.02. Total Liabilities to Net Worth Ratio. At any time during each Fiscal Quarter, measured as of the last day of such Fiscal Quarter for the Fiscal Quarter then ended, the ratio of Total Liabilities to Net Worth for the Borrower and its Subsidiaries, on a consolidated basis, shall not exceed 2.5 to 1.0.

         Section 7.03. Loan to Value Ratios. At any time during each Fiscal Quarter, measured as of the last day of such Fiscal Quarter for the Fiscal Quarter then ended, the Individual Loan-To-Value Ratio of all of each Collateral Property shall not exceed 70%, based on the Lender's underwriting standards and determination; provided, however, that if a proposed Acquisition Property does not satisfy such loan-to-value ratio requirements, the Borrower may, at their option, grant the Lender a first and only mortgage interest and Lien, in form and substance satisfactory to the Lender, in certain of its existing properties which are currently unencumbered in order to satisfy and maintain such loan-to-value ratio requirement.

         Section 7.04. Minimum Net Worth. At any time during each Fiscal Quarter the Net Worth of the REIT Borrower and its Subsidiaries, on a consolidated basis, shall not be less than $40,000,000.

                         ARTICLE 8.  EVENTS OF DEFAULT

         Section 8.01. Events of Default. Each of the following events or conditions shall constitute an Event of Default under this Agreement:

         (a) the Borrower shall fail to pay when due any principal (including mandatory prepayments) of any Loan, any interest on any Loan or any other amount due and payable hereunder or with respect to any Loan;

         (b) any representation, warranty or statement given in this Agreement or in any other Related Document by any party thereto (other than the Lender) or in any certificate, opinion, report, financial statement or other written statement furnished at any time pursuant to this Agreement shall prove to be or have been untrue or misleading in any material respect as of the date on which it is made or deemed to be made;

         (c)(i) the Borrower shall fail to perform, keep or observe in any respect any covenant or condition contained in Sections 5.01, 5.03, 5.04 (provided such obligations and liabilities referred to in Section 5.04 are accelerated), 5.06, 5.07, 5.08, 5.09, 5.10, 5.11, 5.12, 5.13, 5.15 and 5.16
hereof or Articles 6 or 7 hereof, or (ii) the Borrower shall fail to perform, keep or observe in any respect any covenant or condition contained in Sections 5.02, 5.04 (provided such obligations and liabilities referred to in Section
5.04 are not accelerated), 5.05 and 5.14 hereof and such failure shall not be cured to the Lender's reasonable satisfaction within ten (10) business days after the occurrence of such failure;

         (d) the Borrower or any other party to a Related Document (other than the Lender) shall fail to perform, keep or observe in any respect any other term, provision, condition, covenant, waiver, warranty or representation contained in this Agreement or in any other Related Document to which it is a party that is required to be performed, kept or observed by the Borrower or any party to a Related Document, other than the Lender, and the same, if curable, shall not be cured to the Lender's satisfaction within ten (10) business days after the occurrence of such failure;

         (e)(i) the Lender shall not have at any time first priority perfected Liens and security interests in all of the Collateral, (ii) any of the Related Documents shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by any of the parties thereto (other than the Lender), or (iii) any of such parties shall deny that it has any or any further liability or obligation thereunder at a time when it in fact does have such liabilities or obligations thereunder;

         (f) the Borrower shall fail to (i) pay all or any portion of any Indebtedness in excess of $100,000 (other than the Obligations) when due (whether by stated maturity, required prepayment, acceleration, demand or otherwise) after the expiration of any applicable grace periods; or (ii) perform or observe any term, covenant or condition to be performed on its part or to be observed under any agreement or instrument relating to such Indebtedness, when required to be performed or observed;

         (g) the Borrower permits either an individual judgment against it in excess of $50,000 or judgments against it in excess of $100,000 in the aggregate, to remain unstayed, unbonded or not discharged for a period of more than thirty (30) days, unless such judgment is being contested in good faith and the Borrower has established reserves in accordance with GAAP that are satisfactory to the Lender;

         (h) any of the operations or business of the Borrower is suspended, other than in the ordinary course of its business which has a Material Adverse Effect;

         (i) the Borrower or any Subsidiary commences any case, proceeding or other action relating to it in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition, compromise, readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, compromise, readjustment of debt or similar act or law of any jurisdiction, now or hereafter existing, or consents to; approves of, or acquiesces in, any such case, proceeding or other action, or applies for a receiver, trustee or custodian for itself or for all or a substantial part of its properties or assets, or makes an assignment for the benefit of creditors, or fails generally to pay its debts as they mature or admits in writing its inability to pay its debts as they mature, or is adjudicated insolvent or bankrupt;

         (j) there is commenced against the Borrower or any Subsidiary any case or proceeding or any other action is taken against the Borrower or such Subsidiary in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition, compromise, readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, compromise, readjustment of debt or similar act or law of any jurisdiction, now or hereafter existing; or there is appointed a receiver, trustee or custodian for the Borrower or such Subsidiary or for all or a substantial part of their respective properties or assets; or there is issued a warrant of attachment, execution or similar process against any substantial part of the properties or assets of the Borrower or such Subsidiary; and any such event continues for thirty (30) days undismissed, unstayed, unbonded or undischarged;

         (k) (i) the Borrower engages in any Prohibited Transaction involving any Plan; (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA) that is not waived exists for more than sixty (60) days with respect to any Plan; (iii) a Reportable Event occurs with respect to, or proceedings commence to have a trustee appointed, or a trustee is appointed, to administer or to terminate, any Plan, which Reportable Event or institution of proceedings is likely to result in the termination of such Plan for purposes of Title IV of ERISA and, in the case of a Reportable Event, the continuance of such Reportable Event unremedied for 10 days after notice of such Reportable Event pursuant to Section 4043(a), (c) or (d) of ERISA is given or the continuance of such proceedings for ten (10) days after commencement thereof, as the case may be; (iv) the Borrower or any of its Subsidiaries fully or partially withdraws from any multiemployer Plan; provided, however, that any event or condition described in any of clauses (i) through (iv) of this paragraph (k) shall not constitute an Event of Default unless such event or condition, together with all other such events or conditions (if any), is likely to subject such Borrower to any tax, penalty or other liabilities in the aggregate material in relation to the management, business, properties, assets, operations or condition (financial or other) of the Borrower or such Subsidiary; or (v) any Plan terminates for purposes of Title IV of ERISA, or PBGC institutes proceedings for the involuntary termination of any Plan, in either case, with a vested unfunded liability of $100,000 or more;

         (l) there shall occur a cessation of a substantial part of the business of the Borrower for a period which significantly affects the Borrower's capacity to continue its respective business; or the Borrower shall suffer the loss or revocation of any license or Permit now held or hereafter acquired by the Borrower which is necessary to the continued or lawful operation of a part of its respective business that would have a Material Adverse Effect; or the Borrower shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any part of its respective business affairs for a period of thirty (30) days which would have a Material Adverse Effect; or any Lease shall be canceled or terminated by the other party to such Lease prior to the expiration of its stated term which individually or in the aggregate which would have a Material Adverse Effect;

         (m) the Borrower or any seller fails to perform or observe any agreement contained in the Acquisition Documents, except for failures which, individually or in the aggregate, would not have a Material Adverse Effect; or

         (n)  a Material Adverse Change shall have occurred.

         Section 8.02. Remedies Upon an Event of Default. If any Event of Default shall have occurred and be continuing, the Lender may by notice to the Borrower (i) declare the commitment of the Lender to make Loans hereunder to be terminated, whereupon the same shall forthwith terminate, (ii) Convert any or all of the Loans into Conversion Loans, (iii) sell or dispose of the Loans in a commercially reasonable manner and/or (iv) declare any or all of the Loans, all interest thereon, any accrued and unpaid fees and all other amounts payable hereunder or in respect of such Loans to be forthwith due and payable, whereupon they shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Borrower. Notwithstanding the foregoing, upon the occurrence of any Event of Default described in Sections 8.01(i) or (j) above, the commitment of the Lender to make Loans shall automatically be terminated and the Loans, all interest thereon and all accrued and unpaid fees and all other amounts payable hereunder or in respect of the Loans shall immediately become due and payable, without any requirement on the part of the Lender to give notice, or make declaration, of any kind regarding such Event of Default and without presentment, demand, protest or any other requirement on the part of the Lender, all of which are hereby expressly waived by the Borrower.

                           ARTICLE 9.  MISCELLANEOUS

         Section 9.01. Notices. All notices hereunder shall be in writing and shall be conclusively deemed to have been received and shall be effective, except as explicitly otherwise noted, (i) on the day on which delivered if delivered personally, or transmitted by telecopier (followed by a mailed written confirmation), (ii) on the next Business Day if delivered by a nationally recognized overnight courier (such as Federal Express), or (iii) three (3) Business Days after the date on which the same is mailed by certified United States mail, postage prepaid, and shall be addressed:

         (a)     in the case of the Borrower, to:

                          American Industrial Properties REIT
                          6210 North Beltline, Suite 170
                          Irving, Texas 75063
                          Attention:  Mr. Charles W. Wolcott,
                                      Mr. Marc A. Simpson
                          Telecopier No.: (972) 756-0704

                 With a copy to:

                          Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
                          2200 Ross Avenue, Suite 900
                          Dallas, Texas 75201
                          Attention:  Bryan Goolsby, Esq.
                          Telecopier No.: (214) 220-4899

         (b)     in the case of the Lender, to:

                          Prudential Securities Credit Corporation
                          One New York Plaza
                          New York, New York 10292
                          Attention:  Mr. F. Fuller O'Connor, Jr.
                          Telecopier No.: (212) 778-4312

                 With a copy (other than copies of any Notice of Borrowing) to:

                          Pryor, Cashman, Sherman & Flynn
                          410 Park Avenue
                          New York, New York 10022
                          Attention: Eugene M. Fignar, Esq.
                          Telecopier No.: (212) 326-0806

or at such other address as the party giving such notice shall have been advised of in writing for such purpose by the party to which the same is directed.

         Section 9.02. Survival of this Agreement. All covenants, agreements, representations and warranties made herein, or in the Loan Documents or in any certificate delivered pursuant hereto or thereto shall survive the execution by the Borrower and delivery to the Lender of this Agreement, the Note and the other Loan Documents and the making and repayment of the Loans hereunder, and shall continue in full force and effect so long as any Obligations of the Borrower remains outstanding and unpaid or this Agreement remains in effect.

         Section 9.03. Indemnity. The Borrower agrees to defend, protect, indemnify and hold harmless the Lender and each of its Affiliates, officers, directors, employees, agents, attorneys and consultants (collectively called the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees incurred in connection with any action or proceeding between or among the Borrower and any Indemnitee or between any Indemnitee and any third party or otherwise, whether or not relating to any investigative, administrative or judicial proceeding and whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees (whether direct, indirect, special, consequential, punitive or treble and whether based on any federal, state or local, or foreign, laws or other statutory regulations, including, without limitation, Environmental Laws, securities and commercial laws and regulations, under common law or at equitable cause, or on contract or otherwise) in any manner relating to or arising out of this Agreement or any of the Related Documents, or any act, event or transaction related or attendant thereto or contemplated hereby, or any action or inaction by any Indemnitee under or in connection therewith, any commitment of the Lender hereunder, or the making of the Loans, or the management of such Loans, or the use or intended use of the proceeds of any Loan, advance or other financial accommodation provided hereunder, or any ERISA liabilities, or the use or intended use of the Collateral Properties or any accident or injury occurring on the Collateral Properties, or any claims asserted against the Lender by reason of its alleged obligations under any Lease, or the payment of any brokerage commission to anyone in connection with funding the Loans, or any misrepresentation made by the Borrower to the Lender in the Loan Documents, including, in each such case, any allegation of any such matters, whether meritorious or not (collectively, the "Indemnified Matters"); provided, however, that the Borrower shall not have any obligation to any Indemnitee hereunder with respect to Indemnified Matters directly caused by or resulting primarily from the willful misconduct or gross negligence of such Indemnitee. The covenants of the Borrower contained in this Section 9.03 shall survive the payment in full of all amounts due and payable under this Agreement or any of the Loan Documents and the full satisfaction of all other Obligations of the Borrower.

     Section 9.04. Costs, Expenses and Taxes. (a) The Borrower agrees to pay on demand (i) all reasonable out-of-pocket costs and expenses incurred by the Lender in connection with the preparation, execution, delivery, filing, recording, and administration of this Agreement (including, without limitation, the Conversion), each of the Related Documents, and any other documents, instruments or agreements which may be delivered in connection with this Agreement (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Lender, and local counsel who may be retained by said counsel) with respect thereto and with respect to advising the Lender as to its rights and responsibilities under this Agreement (including, without limitation, the Conversion), (ii) all costs and expenses in connection with all third party reports, the audit, appraisal, valuation, investigation, and the creation, perfection, priority or protection of the Lender's Liens against the Collateral (including, without limitation, before and after the Conversion), including, without limitation, all costs and expenses (A) to pay or discharge taxes, Liens, security interests or other encumbrances levied, placed or threatened against the Collateral and (B) for title and lien searches, title insurance premiums, filing and recording fees and taxes, duplication costs and corporate search fees, including, without limitation, all title and lien searches, title insurance premiums, filing and recording fees and taxes incurred in connection with the filing and recording of the Mortgages and the Deeds of Trust, (iii) all out-of-pocket costs and expenses in connection with the audits, inspections and investigations conducted pursuant to Section 2.12 and Section 5.09 hereof, and (iv) all costs and expenses (including, without limitation, the reasonable fees and expenses of the Lender's counsel) of the Lender in connection with the monitoring, refinancing and/or enforcement of this Agreement (including, without limitation, the Conversion) and each of the Related Documents and such other documents, instruments or agreements which may be delivered in connection with this Agreement.

         (b) Any and all payments by the Borrower under this Agreement or the Note shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Lender, taxes imposed on or in respect of its income (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lender, (i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 9.04), the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (c) The Borrower further agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise in connection with the execution and delivery of this Agreement, any of the Related Documents or any of the other instruments, documents or agreements executed and/or delivered in connection herewith or therewith, or any payment made hereunder or in connection herewith (hereinafter collectively referred to as "Other Taxes").

         (d) The Borrower shall indemnify the Lender for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable by the Borrower under this
Section 9.04) paid by the Lender and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Lender makes written demand therefor. A certificate as to any additional amount payable to the Lender under this Section 9.04 submitted to the Borrower by the Lender shall show in reasonable detail the amount payable and the calculations used to determine such amount and shall, absent manifest error, be final, conclusive and binding upon each of the parties hereto.

         (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 9.04 shall survive the payment in full of all amounts due and payable under this Agreement or any of the Related Documents and the full satisfaction of all other Obligations of the Borrower.

         Section 9.05. Further Assurances. (a) At any time and from time to time, upon the request of the Lender, the Borrower shall execute, deliver and acknowledge, or cause to be executed, delivered and acknowledged, such further documents and instruments and do such other acts and things as the Lender may reasonably request in order to effect fully the intent and purposes of this Agreement and the Related Documents, and any other agreements, instruments and documents delivered pursuant hereto or in connection with the making of the Loans, in proper form for recording and otherwise in form and substance reasonably satisfactory to the Lender and its counsel.

         (b) The Borrower agrees that from time to time, at its expense, it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or appropriate, or that the Lender may reasonably request, in order to create, evidence, perfect or preserve any security interest or Lien granted or purported to be granted hereby or by any Loan Document or to enable the Lender to exercise and enforce its rights and remedies hereunder or under any Loan Document with respect to any Collateral.

         Section 9.06. Amendment and Waiver. No amendment or waiver of any provision of this Agreement or any of the Related Documents to which the Lender is a party, nor any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, however, that no amendment, waiver or consent, shall, unless in writing and signed by all holders of the Note do any of the following: (i) increase the Commitment, (ii) reduce the principal of, or premiums or interest on, the Note or the funding fee payable in accordance with Section 2.09 hereunder, (iii) postpone any date fixed for any payment of principal of, or interest on, the Note or such funding fee or any other amount due hereunder or under any Loan Document to any holder of the Note, or waive any default in the payment of principal, interest or any other amount due hereunder or under any Loan Document to which such holder of the Note is a party, (iv) release any material portion of the Collateral, or
(v) amend this Section 9.06 or any other provision requiring the consent of all of the holders of the Note. No failure on the part of the Lender or any holder of the Note to exercise, and no delay in exercising, any right, power or privilege hereunder or under any of the Related Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in the same, similar or other circumstances.

         Section 9.07. Remedies Cumulative. This Agreement, the Related Documents and the Obligations of the Borrower hereunder and thereunder are in addition to and not in substitution for any other Obligations of the Borrower or security interests granted by the Borrower now or hereafter held by the Lender and shall not operate as a merger of any contract or debt or suspend the fulfillment of or affect the rights, remedies or powers of the Lender in respect of any such Obligation or security interest held by the Lender for the fulfillment thereof. The rights and remedies provided in this Agreement and in any Related Document are cumulative and not exclusive of any other rights or remedies provided by law.

         Section 9.08. Marshaling, Recourse to Security: Payments Set Aside. The Lender shall not be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations of the Borrower to the Lender hereunder or under the Related Documents or otherwise. Recourse to security shall not be required at any time. To the extent that the Borrower makes a payment or payments to the Lender, or the Lender enforces its security interests or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and reinstated and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

         Section 9.09. Setoff. In addition to any rights and remedies of the Lender now or hereafter provided by law, the Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, on the occurrence and during the continuation of any Event of Default to setoff and apply against any Obligation, whether matured or unmatured, of the Borrower, any amount owing from the Lender to the Borrower, at or at any time after the happening of any such Event of Default, and such right of setoff may be exercised by the Lender against the Borrower or against any trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor, notwithstanding the fact that such right of setoff shall not have been exercised by the Lender before the making, filing or issuance, or service on the Lender of, or of notice of, any such event or proceeding.

         Section 9.10. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Lender, and thereafter shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns; provided, however, that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender. For the purposes of this Section 9.10, an assignment shall be deemed to include (i) if the Borrower is a corporation, the voluntary or involuntary sale, conveyance or transfer of the Borrower's Securities (or the Securities of any corporation directly or indirectly controlling the Borrower by operation of law or otherwise) or the creation or issuance of a new stock by which an aggregate of more than ten percent (10%) of the Borrower's Securities shall be vested in a party or parties who are not now shareholders, (ii) if the Borrower is a partnership, the change, removal or resignation of a general partner or managing partner, or (iii) if the Borrower is a limited liability company, the change, removal or resignation of a managing member.

         Section 9.11. Applicable Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the substantive law of the State of New York, without regard to its choice of law provisions.

         Section 9.12.  Consent to Jurisdiction and Service of Process; Waiver
of Jury Trial.   All judicial proceedings brought against the Borrower or the
Lender with respect to this Agreement or any Related Document may be brought in any state or federal court of competent jurisdiction in the State of New York and, by its execution and delivery of this Agreement, the Borrower accepts, for itself and in connection with its properties, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement or any of the Related Documents from which no appeal has been taken or is available. The Borrower irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to its notice address specified in Section 9.01 hereof, such service to become effective five (5) days after such mailing. EACH OF THE BORROWER AND THE LENDER HEREBY KNOWINGLY, INTENTIONALLY AND IRREVOCABLY WAIVE (a) TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY RELATED DOCUMENT, AND (b) ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY RELATED DOCUMENT IN ANY JURISDICTION SET FORTH ABOVE. Nothing herein shall affect the right of the Lender to serve process in any other manner permitted by law.

         Section 9.13. Inconsistencies. This Agreement and each of the Loan Documents shall be construed to the extent reasonable to be consistent, one with the other, but to the extent that the terms and conditions of this Agreement or any other Loan Document are actually inconsistent with the terms and conditions of any Loan Document, the terms and conditions of this Agreement shall govern.





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
         Section 9.14. Performance of Obligations. The Borrower acknowledges and agrees that the Lender may, but shall have no obligation to, make any payment or perform any act required of the Borrower under this Agreement or any Related Document or take any other action which the Lender in its discretion deems necessary or desirable to protect or preserve the Collateral, including, without limitation, any action to pay or discharge taxes, Liens, security interests or other encumbrances levied or placed on or threaten to be placed on any Collateral.

         Section 9.15. Assignment; Participation. The Lender may assign (by novation or otherwise) or participate all or a proportionate part of its rights, obligations and interests in the Loans and its rights hereunder and under the Related Documents without restriction. The Lender may, prior to or after the execution of this Agreement syndicate the Loans with one or more financial institutions, who will become parties to this Agreement, in which case the Lender will be the sole and exclusive agent for such other financial institutions upon such terms and conditions as the Lender deems appropriate. The Borrower hereby agrees to reasonably cooperate with the Lender, at the Borrower's expense, to effect assignments and/or participations made with respect hereto.

         Section 9.16. Confidentiality. The Lender shall maintain the confidential nature of, and shall not use or disclose, the Borrower's confidential financial information, without first obtaining the Borrower's written consent, which consent shall not be unreasonably withheld or delayed. Nothing in this Section 9.16 shall require the Lender to obtain the consent of the Borrower, before exercising any of its rights under the Related Documents upon the occurrence of a Default or Event of Default. The obligations of the Lender shall in no event apply to: (i) providing information about the Loans or any party to any Related Document to any actual or potential assignee or participant contemplated in Section 9.15 hereof; (ii) any situation in which the Lender, in the sole discretion of the Lender, is required by law or required or requested by any governmental, regulatory or supervisory authority or official to disclose information; (iii) providing information to counsel to the Lender in connection with the transactions contemplated by the Related Documents; (iv) providing information to independent auditors retained by the Lender; (v) any information that is in or becomes part of the public domain otherwise than through a wrongful act of the Lender or any employees or agents thereof; (vi) any information that is in the possession of the Lender prior to receipt thereof from the Borrower or any other Person known to the Lender to be acting on behalf of the Borrower; (vii) any information that is independently developed by the Lender; and (viii) any information that is disclosed to the Lender by a third party that has no obligation of confidentiality with respect to the information disclosed.

         Section 9.17. Construction. The parties hereto acknowledge that each party and its counsel have reviewed this Agreement and each of the Loan Documents and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any of the Loan Documents.

         Section 9.18. Entire Agreement; Binding Effect. This Agreement, taken together with all of the Related Documents and all certificates and other documents delivered by the Borrower to the Lender, embodies the entire agreement and, except as otherwise contemplated herein, supersedes all prior agreements, written and oral, relating to the subject matter hereof.





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
         Section 9.19. Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

         Section 9.20. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         Section 9.21. Execution of Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

         Section 9.22. Limitation of Liability. No claim may be made by the Borrower or any other Person against the Lender or its Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential, punitive or treble damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Related Documents, or any act, omission or event occurring in connection herewith or therewith; and the Borrower hereby waives, releases and agrees not to sue upon any claim for any and all special, indirect, consequential, punitive or treble damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                 BORROWER:

                                 AIP-SWAG OPERATING PARTNERSHIP, L.P.,
                                 a Delaware limited partnership

                                 By:  AMERICAN INDUSTRIAL PROPERTIES REIT
                                      A Texas real estate investment trust, its
                                      general partner

                                 By: /s/Marc A. Simpson
                                     -------------------
                                     Name: Marc A. Simpson
                                           ----------------
                                     Title:   Vice President
                                              ---------------


                                 AMERICAN INDUSTRIAL PROPERTIES REIT
                                 A Texas real estate investment trust


                                 By: /s/ Marc A. Simpson
                                     -------------------
                                     Name: Marc A. Simpson
                                     Title:  Vice President

                                 LENDER:

                                 PRUDENTIAL SECURITIES CREDIT
                                 CORPORATION,
                                 a Delaware corporation


                                 By: /s/ Elizabeth Castagna
                                     ----------------------
                                     Name:  Elizabeth Castagna
                                     Title:





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